UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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DUSA Pharmaceuticals, Inc.
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April 20, 2011

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. to be held at the Company’s headquarters at 25 Upton Drive, Wilmington, Massachusetts on Wednesday, June 8, 2011 at 11:00 a.m. Eastern Time.

The business of the meeting is described in the accompanying Notice of Meeting and proxy statement. We are also enclosing our 2010 Annual Report on Form 10-K and a proxy card.

There will be a management presentation at the meeting to those shareholders who attend the meeting.

Your participation in the meeting is important regardless of the number of shares you hold. If you cannot attend the meeting, please grant a proxy to vote your shares by marking, signing and dating the proxy card and returning it by no later than 5:00 p.m. Eastern Time on Tuesday, June 7, 2011 in the manner described in the proxy statement. Your proxy may be revoked at any time before it is exercised as explained in the proxy statement.

If you plan to attend, please bring photo identification. Also, if your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership as of the record date.

Sincerely,

Robert F. Doman
President and
Chief Executive Officer

CORPORATE HEADQUARTERS 25 Upton Drive, Wilmington, MA 01887 - Phone 978.657.7500, Fax 978.657.9193

DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 01887

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING
TO BE HELD JUNE 8, 2011

TO THE SHAREHOLDERS OF
DUSA PHARMACEUTICALS, INC.

YOU ARE HEREBY NOTIFIED that the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. will be held on Wednesday, June 8, 2011 at 11:00 a.m. at the Company’s offices located at 25 Upton Drive, Wilmington, Massachusetts to consider and act upon the following matters:

(1)	To elect eight (8) directors;

(2)	To approve of amendments to the 2006 Equity Compensation Plan and to ratify the 2011 Amended and Restated Equity Compensation Plan;

(3)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011;

(4)	To conduct a “Say-on-Pay” advisory vote on the approval of executive compensation;

(5)	To conduct a “Say-When-on-Pay” advisory vote on the approval of the frequency of shareholder votes on executive compensation; and

(6)	To transact any other business that may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on April 18, 2011 are entitled to notice of, and to vote at the meeting, or any adjournment or adjournments thereof.

The proxy statement for our 2011 Annual Meeting of Shareholders and our annual report to shareholders on Form 10-K for the year ended December 31, 2010 are available on our website at www.dusapharma.com under “For Investors”.

Whether or not you plan to attend the meeting, please vote. If you hold shares in your own name, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If your broker or other nominee holds your shares, please follow their instructions to vote. The prompt return of your proxy will assist us in preparing for the Annual Meeting. The proxy does not require any postage if it is mailed in the United States or Canada.

By Order of the Board of Directors,

Nanette W. Mantell, Esq.
Secretary

Dated: April 20, 2011

i

ii

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why I am receiving these proxy materials?

You are receiving these proxy materials because the Board of Directors of DUSA Pharmaceuticals, Inc. (“DUSA” or the “Company”), a New Jersey corporation, is soliciting your proxy to vote at the Company’s 2011 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, June 8, 2011, at 11:00 a.m., at the Company’s principal executive offices at 25 Upton Drive, Wilmington, Massachusetts 01887. If properly signed and returned, and not revoked, your proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors’ slate of directors and for the other matters listed on the proxy as recommended by the Board of Directors unless contrary instructions are given.

This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 21, 2011. DUSA’s Annual Report on Form 10-K for 2010, including financial statements for the year ended December 31, 2010, but excluding certain exhibits, is being mailed to shareholders at the same time. A copy of the exhibits will be provided upon request and payment to DUSA of reasonable expenses.

Who can vote at the Annual Meeting?

Only shareholders of record of shares of DUSA common stock at the close of business on April 18, 2011 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. On the record date, there were 24,433,969 shares of common stock without par value (“Common Stock”) outstanding and entitled to vote. These shares were the only shares outstanding of the Company.

What am I voting on?

There are five matters scheduled for a vote at the annual meeting:

•	the election of directors;

•	the approval of the amendments to the 2006 Equity Compensation Plan to (i) increase the number of shares of common stock reserved for issuance pursuant to the plan from 4,815,690 to 6,108,492 shares, which is 25% of the shares outstanding as of April 18, 2011, the record date of the 2011 Annual Meeting of Shareholders, (ii) amend the formula grant to provide the Compensation Committee with the discretion to award 8,000 shares of restricted stock annually in lieu of a grant of 10,000 options to each continuing non-employee director, (iii) extend the term of the 2006 Plan to June 8, 2021, which is ten (10) years from the 2011 Plan’s effective date, (iv) increase the maximum number of shares issuable to one person on an annual basis from 300,000 to 500,000 shares and (v) rename the 2006 Plan as the “DUSA Pharmaceuticals, Inc. 2011 Amended and Restated Equity Compensation Plan”;

•	the ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	a “Say-on-Pay” advisory vote on the approval of executive compensation; and

•	a “Say-When-on-Pay” advisory vote on the approval of the frequency of shareholder votes on executive compensation.

How many votes do I have?

Each share owned on April 18, 2011, the record date for the meeting, entitles its owner to one vote on each matter to be voted upon. As of the record date, the Company’s management owned approximately .94% of the Company’s outstanding Common Stock.

What is the quorum requirement?

The holders of one-third of the shares that are outstanding and entitled to vote at the Annual Meeting must be present, in person or represented by proxy, to constitute a quorum for all matters to come before the meeting.

How do I vote?

Shareholder of Record: Shares Registered in Your Name.

If you are a shareholder of record (that is, a shareholder who holds shares in your own name with our transfer agent, American Stock Transfer and Trust Company), you can vote by attending the Annual Meeting in person, or at any adjournment thereof, or by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by our Board of Directors, and will be voted in the proxy holder’s discretion as to other matters that may come before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee.

If your shares are held in “street name” (that is, in an account at a bank, brokerage firm or other holder of record), then you are the beneficial owner of the shares and these proxy materials, including instructions that you must follow in order for your shares to be voted are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How are votes counted?

Other than the vote for the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting for such matter. For purposes of determining the number of votes cast with respect to Proposals 1, 2, 3 and 4, only those votes cast “FOR” OR “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If you do not give instructions to your broker, bank, or other agent, it can vote your shares with respect to discretionary items, but not with respect to non-discretionary items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the ratification of the selection of our independent registered public accounting firm. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which include the election of directors, the shares will be treated as broker non-votes. With respect to the election of directors, a shareholder may vote “FOR” OR “WITHHOLD AUTHORITY.” Votes indicating “WITHHOLD AUTHORITY” will be counted as a vote against the nominee. For Proposals 2, 3 and 4, a shareholder may indicate “FOR,” “AGAINST” OR “ABSTAIN.” Management knows of no other matter to be voted upon other than with respect to the election of directors, approval of amendments to the 2006 Equity Compensation Plan, advisory votes regarding executive compensation and ratification of the selection of Deloitte and Touche LLP. However, if any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. If you are a shareholder of record, you may change your vote at any time before the proxy is exercised, by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Annual Meeting or by giving written notice to the Secretary of the Company. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

If you are a beneficial owner of shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other agent, or, if you have obtained a valid proxy card from your broker, bank or other agent giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained our transfer agent, American Stock Transfer and Trust Company to assist in the distribution of proxy materials and solicitation of votes for a fee not to exceed ten thousand dollars ($10,000) plus reimbursement of out-of-pocket expenses.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our Current Report on Form 8-K to be filed with the Securities and Exchange Commission within three business days after the conclusion of the Annual Meeting of Shareholders. If the final voting results are not available within three business days after the conclusion of the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

There are eight (8) nominees for election as directors who will hold office until the next Annual Meeting of Shareholders and/or until their successors have been duly elected and qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies FOR the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote. All of the nominees were elected to the Board of Directors at the 2010 Annual Meeting of Shareholders and are currently serving.

			Date First
Name	Age	Position	Elected

Jay M. Haft(3)	75	Chairman of the Board	9/16/1996
Alfred Altomari(2)(3)(4)	52	Director	7/29/2010
David M. Bartash(1)(4)	68	Vice-Chairman of the Board and Lead Director	11/16/2001
Alexander W. Casdin(2)(3)	43	Director	1/29/2009
Robert F. Doman	61	Director, President and Chief Executive Officer	6/15/2006
Paul J. Hondros(1)(4)	61	Director	7/29/2010
Magnus Moliteus(2)(4)	72	Director	7/25/2003
David M. Wurzer(1)(2)	52	Director	7/29/2010

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Member of the Acquisition and Business Development Committee.

Jay M. Haft, Esq., 75, who serves as the Chairman of the Board of Directors and Chairman of our Nominating and Corporate Governance Committee, was first elected to the Board on September 16, 1996. He is a strategic and financial consultant for growth-stage companies. He has served as Chairman of the Board since December 1, 2008. Mr. Haft also served as Chairman of the Board from June 2003 to December 2004 and Vice Chairman and Lead Director from December 2004 to December 2008. Since 2005, Mr. Haft has been a partner and a member of the Investment Committee of Columbus Nova, a private investment arm of the Renova Group. He was a senior corporate partner of the law firm of Parker, Duryee, Rosoff & Haft from 1989 to 1994 and was of counsel to Parker, Duryee, Rosoff & Haft from 1994 until 2002. Mr. Haft was a director of Encore Medical prior to its acquisition by the Blackstone Group in 2006 and is a current member of the Board of Directors of Kingstone Companies Inc. He is also active in international corporate finance mergers and acquisitions, having extensive experience in the Russian market, where he has worked on growth strategies for companies looking to internationalize their business assets and enter international capital markets. Mr. Haft has served on approximately 30 corporate boards, including his tenure as Chairman of the Emerson Radio Corporation, and director at CompuComp Systems, Inc. He has served as a founder, consultant and/or director of Imatron Inc. (a CT scanner company whose technology is now owned by GE), Cardiac Resuscitator Corp. (technology now owned by Medtronic, Inc.) and Encore Orthopedics Corp. (technology acquired by the Blackstone Group). Currently Mr. Haft is a director of Ballantyne Cashmere, SpA as well as an advisor to Montezemolo & Partners, an Italian family investment group. He also serves on the board of the U.S.-Russia Business Council, and The Link of Times Foundation, a private cultural historical foundation. Mr. Haft is also active in the non-profit sector as well, particularly in the areas of education and art. He has served as a director of the Florida International University (FIU) Foundation and a member of the Advisory Board of the Wolfsonian Museum and the FIU Law School. He was previously appointed by Governor Lawton Chiles to the Florida Commission for the Governmental Accountability to the People, and served as a National Trustee and Treasurer of the Miami City Ballet and on the board of the Concert Association of Florida. Mr. Haft earned his Bachelor’s degree and graduated Phi Beta Kappa from Yale University and earned his law degree from Yale Law School. The Board believes that Mr. Haft is qualified to serve as a director due to his wealth of knowledge and insight into the challenges faced by emerging growth companies, including successful companies in the medical device field as well as his expertise in counseling companies on strategic matters.

Alfred Altomari, 52, who serves as a member of our Compensation, Nominating and Corporate Governance, and Acquisition and Business Development Committees, was elected to the Board of Directors on July 29, 2010. Mr. Altomari is the Chief Executive Officer of Agile Therapeutics, Inc., a position he has held since October 2010. From July, 2009 to October, 2010, he was Executive Chairman of Agile Therapeutics. From April, 2008 to September, 2008, Mr. Altomari was Chief Executive Officer of Barrier Therapeutics, Inc., a specialty pharmaceutical company, and a member of the company’s Board of Directors from January 2008 until the sale of the company to Stiefel Laboratories, Inc. (now owned by GlaxoSmithKline plc) in August 2008. Mr. Altomari joined Barrier as a Chief Commercial Officer in 2003 and became Chief Operating Officer in 2006. Prior to joining Barrier, he had served in numerous executive roles in general management, commercial operations, business development, product launch preparation and finance within Johnson & Johnson from 1982 to 2003. Prior to his tenure at Johnson & Johnson, Mr. Altomari was Vice President/Franchise Head of Ortho-McNeil Pharmaceutical’s Women’s Health Care Franchise. He completed his undergraduate studies at Drexel University earning a Bachelors of Science degree with a dual major in finance and accounting, and subsequently received a Masters in Business Administration from Rider University. Mr. Altomari currently serves as a member of the Board of Directors of Auxilium Pharmaceuticals Inc. and two privately held companies including Agile Therapeutics, and Nitric Bio Therapeutics. Mr. Altomari is also currently serving as a member of the advisory board of Le Bow College, the Business School of Drexel University. The Board believes that Mr. Altomari is qualified to serve as a director due to his valuable sales and marketing experience, business development, product launch, financial and general management experience from his more than 25 years in the pharmaceutical industry.

David M. Bartash, 68, retired, who serves as the Vice Chairman of the Board of Directors, the Lead Director, Chairman of our Acquisition and Business Development Committee, and is also a member of our Audit Committee was first elected to the Board on November 16, 2001. He was the President and founder of Bartash and Company, a consulting company which, from 1990 to 2009, provided financial and scientific consulting services to the healthcare industry. He has personally advised pharmaceutical and biotechnology companies in the United States, Canada, and Australia; investment firms in the United States and Great Britain; and investment banking firms in the United States. Mr. Bartash also serves on the Board of Directors of the Developmental Disabilities Institute, a not-for-profit organization providing educational, residential, and medical services to over 1500 individuals with autism spectrum disorders. He served as Chairman for the Board of DDI until 2009, and currently serves on the Executive, Finance, and Building Committees. Mr. Bartash also serves on the Board of Directors of the DDI Foundation. Prior to founding Bartash & Company, Mr. Bartash spent over 20 years as a research analyst, and primarily as a pharmaceutical analyst, at several major investment firms representing both the buy and the sell sides of Wall Street. His last two positions, prior to forming Bartash & Company, were as senior pharmaceutical analyst at Dean Witter and Citibank. Mr. Bartash earned his Bachelor’s degree from the University of Pennsylvania and his Master’s degree from Bryn Mawr College. The Board believes that Mr. Bartash is qualified to serve as a director as a result of his significant experience in the pharmaceutical industry, particularly stemming from his years of providing investment advice and financial analysis of business and product opportunities, as well as his diversity of view-points.

Alexander W. Casdin, 43, who is a member of our Compensation and Nominating and Corporate Governance Committees, was first elected to the Board on January 29, 2009. He is also Vice President, Finance of Amylin Pharmaceuticals, Inc., a position he has held since November, 2009. Prior to his position at Amylin, Mr. Casdin was founder of Casdin Advisors LLC, formed in 2007, where he served as a strategic advisor to companies in the life sciences industry. From October 2005 until he founded Casdin Advisors, Mr. Casdin was Chief Executive Officer and Portfolio Manager of Cooper Hill Partners, LLC, a healthcare investment fund, and from 2001 to October 2005, he was Co-Portfolio Manager at Cooper Hill Partners. From 1999 to 2001, Mr. Casdin was employed by Pequot Capital Management, LLC as an analyst and then Portfolio Manager where he oversaw the Pequot Capital Healthcare Fund. Prior to joining Pequot Capital Management, Mr. Casdin was a Senior Managing Analyst at Dreyfus Corporation focusing on the healthcare industry. In the non-profit sector, Mr. Casdin is a member of the Social Enterprise Program at Columbia Business School, a member of the Advisory Board of Hassenfeld Center for Cancer & Blood Disorders based at New York University’s Langone Medical Center and a member of the Artists Council of the Whitney Museum of American Art. Mr. Casdin earned his Bachelor’s degree from Brown University and earned his Master’s in Business Administration, Beta Gamma Sigma, from Columbia Business School. The Board believes Mr. Casdin is qualified to serve as a director due to his extensive knowledge of the pharmaceutical industry and his business and financial expertise in the healthcare field.

Robert F. Doman, 61, has served as our President and Chief Executive Officer since June 2007 and as our President and Chief Operating Officer from January 2005 to June 2007. He was first elected to the Board on June 15, 2006. From 2000 until 2004, Mr. Doman served as President of Leach Technology Group, the medical device division of Leach Holding Corporation which was sold to Easterline Technologies in 2004. From 1999 to 2000, he was President, Device Product Development of West Pharmaceutical Services, a manufacturer of systems and device components for parentally administered medicines and drugs. Prior to joining West Pharmaceutical Services, he worked for the Convatec division of Bristol-Myers Squibb from 1991 to 1999 in positions that included: Vice President, Worldwide Marketing and Business Development; Vice President and General Manager, U.S. Wound and Skin Care; and Vice President, U.S. Operations. From 1976 to 1990, he held sales, marketing and business development roles of increasing responsibilities for Critikon, Inc., a Johnson & Johnson company. Mr. Doman earned his Bachelor’s degree from Saint Joseph’s University. The Board believes that Mr. Doman is qualified to serve as a director due to his prior extensive diverse international and domestic experience in senior management positions at pharmaceutical and medical device companies, including in the field of dermatology, with respect to general management, business development, building sales and marketing capabilities, new product development and strategic planning.

Paul J. Hondros, 61, who is a member of our Audit and Acquisition and Business Development Committees was elected to the Board on July 29, 2010. He is the President and Chief Executive Officer of AlphaOne Capital Partners, LLC, and its affiliate companies. Prior to founding AlphaOne in December 2008, he was the founding President and Chief Executive Officer of Gartmore Global Investments and President and Chief Executive Officer of the Gartmore Group, a global asset management company. In 1998 he founded Villanova Capital, Inc., which operated until 2003, when it was merged into Gartmore Investment Management plc. Prior to founding Villanova Capital, Inc., he served briefly as President and Chief Operating Officer of Pilgrim Baxter & Associates, Ltd. From 1990 to 1997 he was President and Chief Executive Officer of Fidelity Investments’ Institutional Services Company and President and Chief Executive Officer of its Individual Investors groups. Early in his career, Mr. Hondros worked with SEI Investments, Inc., a global investment management, software, and mutual fund services company, where he was employed as a computer programmer, eventually rising to Executive Vice President of its Financial Services Division. Mr. Hondros also serves as the Chairman of the Board of Trustees of St. Joseph’s University, from which he earned his bachelor’s degree in history, and where he and his wife recently founded The Kinney Center for Autism Studies. The Board believes that Mr. Hondros is qualified to serve as a director due to his management experience and his investment expertise regarding the analysis of corporate performance.

Magnus Moliteus, 72, who serves as Chairman of our Compensation Committee and is a member of our Acquisition and Business Development Committee, was first elected to the Board on July 25, 2003. He also has been a consultant to the healthcare industry and Chairman of COM Consulting, a privately held firm, which enhances Swedish-American relations particularly between health care companies, since 2001. He is also Chief Executive Officer of KAEL-Gemvax Co., Ltd. US and European operations, a privately-held Korean development stage pharmaceutical company. From 1995 to 2001, Mr. Moliteus served as Executive Director of Invest in Sweden Agency, U.S., a Swedish government agency. From 1973 to 1976 he was President of Pharmacia France S.A. From 1977 to 1990, he was the Chief Executive Officer of Pharmacia, Inc. (now owned by Pfizer, Inc.) and from 1990 to 1995 he was Chief Executive Officer of Procordia US Inc. Mr. Moliteus served as Chairman of the Swedish-American Chamber of Commerce, Inc. between 1988 and 1991 and remains an honorary director. Also, from 1989 to 1995, Mr. Moliteus was a member of the Board of the Health Industry Manufacturers Association (HIMA). Currently Mr. Moliteus is a member of the Advisory board of Eon Reality, Inc. and of e-pill, LLC. Mr. Moliteus earned his Master’s degree from Uppsala University. The Board believes that Mr. Moliteus is qualified to serve as a director based on his extensive senior executive management positions with a global pharmaceutical company and his role as an advisor to numerous other companies in the industry.

David M. Wurzer, CPA, 52, who serves as the Chairman of our Audit Committee and is a member of our Compensation Committee, was elected to the Board of Directors on July 29, 2010. He has been the Managing Director of Investments at Connecticut Innovations, the State of Connecticut’s “venture capital arm,” since November 2009. From September 1997 until December 2007, he served as the Executive Vice President, Treasurer and Chief Financial Officer of CuraGen Corporation, a publicly-traded bio-pharmaceutical company developing protein, antibody and small molecule therapeutics in oncology. Prior to his employment with CuraGen, from 1991 to 1997, he held management and executive level positions with Value Health, Inc., focusing on raising capital, business synergy, cost savings, and mergers and acquisitions, including being named the Senior Vice President, Treasurer and Chief Financial Officer from February 1994 until September 1997. Additionally, from 1980 to 1991, Mr. Wurzer held managerial and accounting positions at Coopers & Lybrand. Mr. Wurzer graduated in 1980 from the University of Notre Dame, with a Bachelor of Business Administration degree in Accounting. He is currently a member of the board of directors of Strategic Diagnostics, Inc. and Response Genetics, Inc., both public companies, four privately held companies, including Axerion Therapeutics, Inc., CyVek, Inc., Post-N-Track Corporation and Semantifi, Inc. and the not-for-profit theatre management company Playhouse Theatre Group, Inc. Since 2008, Mr. Wurzer has periodically provided consulting services relating to raising capital, analyzing the costs associated with expense reductions and implementing business productivity strategies. The Board believes that Mr. Wurzer is qualified to serve as a director due to his prior accounting experience, his investment manager’s perspective on the analysis of corporate performance and his senior management experience in the bio-pharmaceutical industry.

According to the terms of an agreement dated as of May 13, 2010 by and among DUSA and SRB Management, L.P., SRB Greenway Opportunity Fund, (QP), L.P., SRB Greenway Opportunity Fund,

L.P., BC Advisors, LLC, Steven R. Becker and Matthew A. Drapkin, DUSA has agreed to nominate Mr. Wurzer, as well as Mr. Altomari and Mr. Hondros for election to the Board at the Company’s 2011 Annual Meetings of Shareholders.

Additionally, pursuant to the terms of the merger agreement dated as of December 30, 2005, as amended, by and among DUSA, Sirius Laboratories, Inc. and certain shareholders of Sirius, Sirius has the right to nominate one director to our Board. Sirius’s initial representative on our Board resigned on April 10, 2007 for personal reasons and has not been replaced by the Sirius shareholder representatives. DUSA’s obligation to nominate a director candidate recommended by the Sirius shareholder representatives, continues through the expiration of the period of time that any milestone payment may be paid to former Sirius shareholders under the terms of the merger agreement (i.e., December 31, 2011).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

DIRECTOR COMPENSATION

Directors who are members of management receive no cash compensation for service as a director or as a member of any committee. For 2010, non-employee directors determined in October, 2010 that members who were reelected at the 2010 annual meeting of shareholders should receive a prorated $25,000 per year for the period January 1, 2010 to June 30, 2010 and prorated $30,000 per year for the period July 1, 2010 to December 31, 2010, as annual compensation, regardless of the number of Board or Committee meetings they attended. Newly elected directors received a pro rated $30,000 as annual compensation. The Chairman of the Board received an additional $10,000 per year, and the Vice-Chairman of the Board received $1,000 per meeting in which he acted in the absence of the Chairman of the Board. Directors serving on the Audit Committee received an additional $5,000 per year. The Chairman of the Audit Committee received an additional $5,000 per year. Directors were also reimbursed for their out-of-pocket expenses related to their attendance at meetings of the Board and Committees. Under the Company’s 2006 Equity Compensation Plan all non-employee directors are awarded options to purchase up to 15,000 shares of Common Stock on June 30th of their first year of service or as of the close of business thirty (30) days following their election, whichever shall first occur, and options to purchase up to 10,000 shares of Common Stock on June 30th of each year following their re-election.

The following table sets forth the annual compensation to non-employee directors for 2010:

					Change in
					Pension
					Value and
					Nonqualified
	Fees			Non-Equity	Deferred
	Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock	Option Awards	Compensation	Earnings	Compensation
Name	($)(1)	Awards ($)	($)(2)(3)	($)	($)	($)	Total ($)

Alfred Altomari	$12,775		$23,375				$36,149
David M. Bartash	$33,129		$14,343				$47,472
Alexander W. Casdin	$30,000		$14,343				$44,343
Jay M. Haft.	$44,258		$14,343				$58,601
Paul J. Hondros	$14,904		$23,375				$38,278
Magnus Moliteus	$30,000		$14,343				$44,343
David M. Wurzer	$14,904		$23,375				$38,278

(1)	As of January 1, 2011, the Committee set annual fees as follows: Chairman of the Board - $25,000; Chairman of the Audit Committee - $12,500; Chairman of all other standing committees - $7,500; members of all standing committees - $1,200 per meeting, in person or $750 per meeting by telephone conference.

(2)	Option awards represent the grant-date fair value of the awards. The grant date fair value of each director’s 2010 stock option grant was $1.50 per share. Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the grant date fair value, see Note 8 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	The aggregate numbers of shares subject to option awards outstanding as of December 31, 2010 were as follows: 15,000 for Mr. Altomari, 105,000 for Mr. Bartash, 35,000 for Mr. Casdin, 95,000 for Mr. Haft, 15,000 for Mr. Hondros, 70,000 for Mr. Moliteus and 15,000 for Mr. Wurzer.

Independence of Directors

The Board has determined that all of the non-employee directors are independent, as independence is defined under the rules of The NASDAQ Stock Market.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

During the year ended December 31, 2010, there were eleven (11) meetings of the Board of Directors. Each incumbent director, except Mr. Casdin due to unanticipated scheduling conflicts, attended at least 75% of the aggregate of the meetings of the Board of Directors and of all of the committees on which he serves. The Board of Directors has established an Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Acquisition and Business Development Committee. Mr. Haft, the Chairman of the Board, normally presides at Board meetings, and, in his absence, Mr. Bartash, the Vice-Chairman of the Board, presides.

The members of the Audit Committee currently are Messrs. Bartash, Hondros and Wurzer. Mr. Wurzer serves as its Chairman. All of the members are independent directors in accordance with the rules of The NASDAQ Stock Market and applicable federal securities laws and regulations. In addition, the Board of Directors has determined that Mr. Wurzer qualifies as an audit committee financial expert and has designated him to fill that role. The Audit Committee provides oversight of the Company’s accounting functions and acts as liaison between the Board of Directors and the Company’s independent registered public accounting firm. The Committee reviews with the independent auditors the Company’s unaudited quarterly financial statements, the planning and scope of the audits of the Company’s financial statements, the results of those audits and the adequacy of internal accounting controls, and monitors other corporate and financial policies. In performing these functions, the Audit Committee meets periodically with the independent auditors (including in private sessions) and with management. In addition, the Audit Committee selects the independent registered public accounting firm. The Audit Committee operates under a written charter adopted and approved by the Board of Directors, a copy of which is attached to this proxy statement and is also available on the Company’s website at www.dusapharma.com. The Committee met four (4) times during 2010.

The members of the Nominating and Corporate Governance Committee currently are Mr. Haft, who serves as its Chairman, and Messrs. Altomari and Casdin. All of the members of our Nominating and Corporate Governance Committee are independent directors in accordance with the rules of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee’s purpose is to identify and evaluate the qualifications of individuals to become members of the Board of Directors, to select the director nominees, to develop and recommend corporate governance principles to the Board of Directors and to provide oversight and guidance to the Board of Directors to assure compliance with its corporate governance policies and principles. There were three (3) meetings of this Committee in 2010. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee for director should write to: Administrator, Nominating and Corporate Governance Committee, DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts 01887 stating, in detail, the suggested nominee’s biography and qualifications of such person for consideration by the Nominating and Corporate Governance Committee. You should also enclose a written statement from each proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Committee operates under a written charter adopted and approved by the Board of Directors. A copy of which is located on the Company’s website at www.dusapharma.com.

Among the central purposes of the Nominating and Corporate Governance Committee are identifying individuals qualified to become members of the Board of Directors, reviewing the qualifications of candidates and selecting the director nominees to be voted on at each annual meeting of shareholders. When the need to recruit a director arises, the Nominating and Corporate Governance Committee will consult the other directors and the Chief Executive Officer and may retain fee-paid third party recruiting firms to identify potential candidates. Mr. Wurzer’s original nomination in 2010 was proposed by Steven Becker, who, through investment funds controlled by him, owns 4.8% of DUSA’s common stock and may be deemed to be the beneficial owner of approximately 4.8% of DUSA’s common stock according to his most recently filed Schedule 13G. The candidate evaluation process may include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board of Director’s requirements at the time, consideration of the candidate’s independence as measured by the Board of Director’s independence standards, and other considerations as the Nominating and Corporate Governance Committee deems appropriate at the time. In addition, the Committee considers the diversity of professional experience, education, skill sets and viewpoints of the Board of Directors, as a whole, when considering the individual qualities of a potential nominee, with the goal of promoting a balance of perspectives. Prior to formal consideration by the Nominating and Corporate Governance Committee, any candidate who passes such screening would be interviewed by the Nominating and Corporate Governance Committee or its Chairman and the Chief Executive Officer. In effectuating those purposes, the Nominating and Corporate Governance Committee is charged with ensuring that the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company. The following criteria have been identified by the Nominating and Corporate Governance Committee, and adopted by the Board of Directors, to guide the Nominating and Corporate Governance Committee in selecting nominees:

1.	Directors should be of the highest ethical character and share the values of DUSA;

2.	Directors should have personal and professional reputations that compliment and enhance the image and standing of DUSA;

3.	Directors should be leaders in their fields of endeavor, with exemplary qualifications;

4.	The Committee should generally seek current and/or former officers and/or directors of companies and organizations, including scientific, government, educational and other non-profit institutions;

5.	The Committee should seek directors so the Board is comprised of directors who collectively are knowledgeable in the fields of pharmaceuticals and device development, particularly those areas of research, development and commercialization undertaken by the Company;

6.	Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

7.	Directors should generally not serve on more than six (6) boards;

8.	At least two-thirds (2/3rds) of the directors on the Board should be “independent” as defined by The NASDAQ Stock Market and should not have any real or apparent conflicts of interest in serving as a director; and

9.	Each director should have the ability to exercise sound, independent business judgment.

The Committee applies the same criteria to all nominees for the Board irrespective of the source of such nominee.

Absent extenuating circumstances, each member of the Board of Directors is expected to attend the 2011 Annual Meeting of Shareholders. Seven of the eight directors, who were directors at such time attended the 2010 Annual Meeting of Shareholders.

The members of the Compensation Committee currently are Messrs. Altomari, Casdin, Moliteus and Wurzer. Mr. Moliteus serves as its Chairman. The Compensation Committee considers matters related to the compensation of the Company’s key officers and directors. The Committee also considers employee benefits which may be appropriate as the Company grows and develops policies and procedures. The Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and under the 2006 Equity Compensation Plan approves the amounts of stock option or other equity awards awarded to all grantees. The Compensation Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of DUSA, including the named executive officers. DUSA’s President and Chief Executive Officer, Robert F. Doman, is not a member of the Compensation Committee, however, the Compensation Committee seeks input from him regarding the performance and proposed compensation of DUSA’s other executive officers. Mr. Doman and Richard C. Christopher, DUSA’s Vice President of Finance and Chief Financial Officer, are present, at the invitation of the Compensation Committee, at its meetings, other than during consideration of their own compensation. The Compensation Committee has the authority to retain, at the Company’s expense, independent counsel or other advisers as it deems necessary in connection with its responsibilities. In 2010, the Compensation Committee engaged WNB Consulting LLC to review and analyze DUSA’s executive compensation program, including benefit plans, to prepare a benchmarking analysis and to recommend appropriate levels of cash and equity compensation for DUSA’s directors, executive officers, including the Chairman of the Board and Chief Executive Officer, and to recommend ways to enhance long-term incentives for the Company’s management team. The Compensation Committee is solely responsible for the engagement of WNB Consulting, and all work performed by WNB Consulting on behalf of DUSA is initiated and supervised by the Compensation Committee, except to the extent delegated by the Compensation Committee to management. The Compensation Committee met nine (9) times in 2010. It also met once in 2011 to discuss cash and equity compensation for 2011 and to consider cash bonuses for 2010. The Compensation Committee operates under a written charter adopted and approved by the Board of Directors, a copy of which is available on the Company’s website at www.dusapharma.com.

The members of the Acquisition and Business Development Committee are Messrs. Altomari, Bartash, Hondros and Moliteus. Mr. Bartash serves as its Chairman. The Acquisition and Business Development Committee reviews potential business acquisition candidates, potential business combinations and potential therapies or products that DUSA is considering or should consider for in-licensing. The Acquisition and Business Development Committee did not meet during 2010, but did meet in April 2011 to adopt a written charter and to set guidelines for its working model. The Board of Directors will consider the charter at an upcoming meeting.

Code of Ethics Applicable to Senior Officers

We have adopted a written Code of Ethics Applicable to Senior Officers that applies to our senior officers, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. We have posted the Code of Ethics on our website, which is located at www.dusapharma.com. In addition, we intend to disclose on our website any amendments to, or waivers from, any provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions.

Compensation Committee Interlocks and Insider Participation

None of the directors on the Compensation Committee is or was formerly an officer or employee of the Company or had any relationship or related person transaction requiring disclosure under the rules of the Securities and Exchange Commission. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member for the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

Structure and Risk Oversight Function of the Board of Directors

The leadership structure of the Board currently consists of an independent Chairman of the Board who oversees the Board meetings and works with our Chief Executive Officer to establish meeting agendas and a Vice-Chairman of the Board and Lead Director. Our Chairman, Mr. Haft, does not serve as our principal executive officer as we believe this structure enhances the independence of our Board. As noted above, our Chief Executive Officer, Mr. Doman, is the only member of our Board who has not been deemed to be independent by the Board. Further, our Corporate Governance Guidelines provide that if the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board shall designate a Lead Director who will organize and lead meetings of the Board’s independent directors. Our Audit, Nominating and Corporate Governance and Compensation Committees are comprised of only independent directors. All Board committees are chaired by independent directors who report to the full Board whenever necessary. We believe this leadership structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at regularly scheduled meetings.

Our management is primarily responsible for managing the risks we face in the ordinary course of operating our business. The Board oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to our business. The Board also periodically discusses with management important compliance and quality issues. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in its risk oversight function reviewing and discussing with management certain financial risks, such as our system of disclosure controls and risks associated with our cash investment policies. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Equity Compensation Plan Information

The Company had the following securities authorized for issuance under equity compensation plans as of December 31, 2010:

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
	Number of	Weighted-Average	Future Issuance Under
	Securities to be	Exercise Price of	Equity Compensation
	Issued Upon Exercise	Outstanding Options,	Plans (Excluding
	of Outstanding	Warrants	Securities Reflected in
Plan Category	Options, Warrants and Rights (#)	and Rights ($)	Column (a)) (#)

Equity compensation plans approved by security holders	3,064,050	$4.09	627,243
Equity compensation plans not approved by security holders	250,000(1)	$6.00	—

Total	3,314,050	$4.25	627,243

(1)	These securities are Class B warrants originally issued to a former Chairman of the Board of Directors and Chief Executive Officer at the time of the Company’s initial public offering. On January 29, 2011, all 250,000 of the Class B warrants expired.

PROPOSAL NO. 2 - APPROVAL OF AMENDMENTS TO THE 2006 EQUITY
COMPENSATION PLAN AND TO RATIFY THE 2011 AMENDED AND RESTATED EQUITY COMPENSATION PLAN

The shareholders are being asked to approve the Company’s 2011 Amended and Restated Equity Compensation Plan (the “2011 Plan”), which is an amendment and restatement of the Company’s 2006 Equity Compensation Plan, as amended (the “2006 Plan”). The 2006 Plan was initially adopted by our Board of Directors and approved by the Company’s shareholders at the 2006 Annual Meeting of Shareholders, and a subsequent amendment to the 2006 Plan was adopted by our Board of Directors and approved by the Company’s shareholders in June 2008. The 2006 Plan was amended further by the Compensation Committee in July 2008 based on the recommendations of a large institutional shareholder. On April 13, 2011, our Board of Directors adopted resolutions approving and authorizing amendments to the Company’s 2006 Plan, subject to the approval of the shareholders, to (i) increase the percentage of shares of common stock issuable under the 2006 Plan from 20% of the number of shares outstanding as of the date of the 2008 Annual Meeting of shareholders to 25% of the number of shares outstanding as of the date of the 2011 Annual Meeting of Shareholders, (ii) amend the formula grant to provide the Compensation Committee with the discretion to award 8,000 shares of restricted stock annually in lieu of a grant of 10,000 options to each continuing non-employee director, (iii) extend the term of the 2006 Plan to June 8, 2021, which is ten (10) years from the 2011 Plan’s effective date, (iv) increase the maximum number of shares issuable to one person on an annual basis from 300,000 to 500,000 shares and (v) rename the 2006 Plan the “DUSA Pharmaceuticals, Inc. 2011 Amended and Restated Equity Compensation Plan.”

The executive officers’ equity awards over the last three years have been limited due to the number of shares remaining eligible for award under the 2006 Plan. The awards, therefore, have been below market as compared to similarly situated companies based on the analysis of the Compensation Committee’s independent consultant. As of March 31, 2011, there were only 126,868 shares remaining eligible for awards under the 2006 Plan.

The 2006 Plan currently provides for the granting of awards to purchase up to a maximum of the lesser of (i) 20% of the 24,078,452 shares of the Company’s Common Stock that were outstanding at any given time, less the number of shares issued and outstanding under any other equity plan of the Company at such time; or (ii) 4,815,690 shares, less the number of shares issued and outstanding under any other equity compensation plan of the Company from time to time. We believe that the 2006 Plan has encouraged, and the 2011 Plan will continue to encourage, its participants to contribute materially to our growth, thereby benefiting our shareholders, and will align the economic interests of its participants with our shareholders. An increase in the number of shares available under the 2011 Plan is necessary to provide sufficient shares to achieve this goal. The Board of Directors, upon the recommendation of the Compensation Committee and WNB Consulting, the Compensation Committee’s compensation consultant, has approved the amendment to the 2006 Plan to increase the aggregate number of shares authorized for issuance to the lesser of (i) 25% of the total number of shares of our common stock issued and outstanding at any given time, less the number of shares issued and outstanding under any other equity plan of the Company at such time; or (ii) 6,108,492 shares less the number of shares issued and outstanding under any other equity compensation plan of the Company from time to time, subject to approval by our shareholders at the 2011 Annual Meeting. Because the 2011 Plan allows for a maximum number of shares of Common Stock available for issuance, approval of the amendment to the 2011 Plan will increase the potential dilution of DUSA’s current shareholders only modestly.

The Board of Directors, upon the recommendation of the Compensation Committee and WNB Consulting, the Compensation Committee’s compensation consultant, has also approved the amendment to the 2006 Plan to amend the formula grant to provide the Compensation Committee with the discretion to award 8,000 shares of restricted stock annually in lieu of the current grant of 10,000 options to each continuing non-employee director. The Company believes that a smaller grant of restricted shares would preserve shares eligible for award under the 2011 Plan and better align the directors with the shareholders.

The full text of the 2011 Plan has been attached as an appendix to the electronic copy of this proxy statement, which is available at our website located at www.dusapharma.com and at the Securities and Exchange Commission’s website located at www.sec.gov. If approved by the shareholders, the 2011 Plan will be effective on the date of the Annual Meeting, June 8, 2011.

Set forth below is a summary of the principal features of the 2011 Plan. This summary is qualified in its entirety by reference to the complete text of the 2011 Plan, which will be filed with the Securities and Exchange Commission and is attached as Appendix A to this proxy statement.

Purpose of the 2011 Plan:

The 2011 Plan is intended to provide a means by which the Company’s employees, consultants, advisors and directors can acquire and maintain stock ownership, thereby strengthening their commitment to the Company’s success. The 2011 Plan will provide an incentive for employees, consultants, advisors and directors to focus their attention on managing the Company as equity owners and will align their interests with the shareholders.

Description of the 2011 Plan:

Administration:  The 2011 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). However, the Board may ratify or approve any grants as it deems appropriate, and an independent committee of the Board shall approve and administer all grants made to non-employee directors. The Committee has the authority to: (i) determine the individuals to whom grants will be made under the 2011 Plan; (ii) determine the type, size, and terms of each grant; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the 2011 Plan.

Shares:  The maximum aggregate number of shares of the Company’s Common Stock that may be issued under the 2006 Plan under any form of award may not exceed the lesser of: (i) 20% of the total number of shares of our common stock issued and outstanding at any given time, less the number of shares issued and outstanding under any other equity compensation plan of the Company at such time; or (ii) 4,815,690 shares, less the number of shares issued and outstanding under any other equity compensation plan of the Company from time to time. The Board of Directors has approved, subject to shareholder approval, an increase in the number of shares reserved for issuance under the 2011 Plan to lesser of (i) 25% of the total number of shares of our common stock issued and outstanding at any given time, less the number of shares issued and outstanding under any other equity compensation plan of the Company at such time; or (ii) 6,108,492 shares, less the number of shares issued and outstanding under any other equity compensation plan of the Company from time to time.

The 2006 Plan currently provides that the maximum number of shares of Common Stock that may be granted to any individual during any calendar year is 300,000. The Board of Directors, upon the recommendation of the Compensation Committee, has approved the amendment to the 2006 Plan to increase the maximum number of shares of Common Stock that may be granted to any individual during any calendar year to 500,000. An increase of the annual maximum number of shares of Common Stock that may be granted to any individual will provide the Committee with additional flexibility during the life of the 2011 Plan to incentivize current executive management and to be able to attract new executives at market levels more in line with the Company’s competitors. The maximum share limits are subject to adjustment in the event of a stock dividend, spin-off, recapitalization, stock split, combination, exchange of shares, reclassification, change in par value, merger, reorganization, or consolidation, or other corporate change. If any grant expires, is forfeited, or cancelled or otherwise terminates without having been exercised, the shares subject to the grant will again become available for grant under the 2011 Plan.

Eligibility:  The following persons are eligible to participate in the 2011 Plan:

•	The Company’s employees and employees of our parents, subsidiaries, and affiliates.

•	The Company’s non-employee directors.

•	Consultants and advisors who perform services for us or our parents, subsidiaries, or affiliates (referred to as Key Advisors).

The Committee will select the employees, non-employee directors and Key Advisors who are eligible for grants under the 2011 Plan. As of March 31, 2011, approximately 91 employees and seven (7) non-employee directors were eligible to participate in the 2011 Plan. The Company also utilizes the services of a number of Key Advisors who are also eligible to participate in the 2011 Plan.

Options:  The Committee will select the employees, non-employee directors, and Key Advisors who will receive stock options and will determine the number of shares of stock that will be subject to each grant of stock options. The Committee may grant nonqualified stock options (NSOs) or incentive stock options (ISOs). ISOs may be granted only to employees or the employees of our parent or subsidiary corporation as defined in the Internal Revenue Code. NSOs may be granted to employees, non-employee directors, or Key Advisors.

The Committee will establish the exercise price of each option on the date of grant. The exercise price of an NSO or ISO may be equal to or greater than the fair market value of the underlying shares of stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of the Company’s outstanding stock or the outstanding stock of a parent or subsidiary, the exercise price per share of the ISO must be at least 110% of the fair market value of a share of stock on the date of grant. If the aggregate fair market value of shares of stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, the options in excess of this limit will be treated as NSOs.

Options granted to non-exempt employees under the Fair Labor Standards Act may not be exercisable for at least six (6) months after the date of grant, except as determined by the Committee upon death, disability, retirement, or change in control.

The Committee determines the term of each stock option, which will not exceed seven (7) years (five (5) years in the case of an ISO granted to a 10% owner). The Committee may establish such vesting and other conditions with respect to options as it deems appropriate. The Company may not accelerate the exercisability of any outstanding Options except in the case of death, disability, retirement or change in control. Notwithstanding the preceding sentence, the Company may accelerate the exercisability of any outstanding Options for reasons other than death, disability, retirement or change in control, provided that the aggregate number of shares of Company Stock underlying Options that may be accelerated for reasons other than death, disability, retirement or change in control together with the aggregate number of Stock Awards that contain vesting restrictions that may be waived by the Company for reasons other than death, disability, retirement or change in control, will not exceed ten (10%) percent of the shares authorized for issuance under the 2011 Plan. The Committee may provide in a grant instrument that the grantee may elect to exercise part or all of an option before it otherwise has become exercisable, and receive restricted stock.

Options may be exercised while the grantee is an employee, director, or Key Advisor of the Company, or any parent, subsidiary or affiliate of the Company. Unless the Committee determines otherwise, but in any event no later than the date of expiration of the option term, an option may be exercised after the termination of employment or service as follows:

•	For any reason other than disability, death, or termination for misconduct, any vested option may be exercised within ninety (90) days after the date on which the grantee ceases to be employed by or provide services to the Company.

•	Due to being disabled, any vested option may be exercised within one (1) year after the date on which the grantee ceases to be employed by or provide services to the Company.

•	Due to death, all of the unexercised outstanding options shall become immediately exercisable and remain exercisable for a period of one (1) year from the grantee’s date of death.

In the event a grantee ceases to be employed by the Company on account of a termination for misconduct, any option held by the grantee will terminate at the time that the date on which the grantee ceases to be employed by or provide services to the Company or the date on which such option would otherwise expire, if earlier.

To the extent that any of the Company’s sponsored plans or arrangements, or any agreement to which the Company is a party expressly provides for a longer exercise period for an option under applicable circumstances than the exercise period that is provided for under the 2011 Plan under those circumstances, the exercise period set forth in such plan, arrangement, or agreement applicable to such circumstances will apply in lieu of the exercise period provided for the 2011 Plan.

A grantee may pay the exercise price of an option: (i) in cash; (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (iii) by such other method as the Committee may approve. If a grantee uses shares of the Company’s Common Stock to exercise an option, the shares must have been held by the grantee for the requisite period of time to avoid adverse accounting consequences to the Company.

Each individual who agrees to become a non-employee director will receive, on June 30th of the first year of such service or as of the close of business 30 days following his/her election, whichever occurs first, and without the exercise of the discretion of any person, an NSO to purchase 15,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value on the date the NSO is granted. Thereafter, on June 30th of each year, each individual who is a continuing non-employee director will receive automatically an NSO to purchase 10,000 shares of the Company’s Common Stock. Each NSO will vest in full on the date of the grant and have a term not to exceed seven (7) years from the date of grant, or, if later, the date the individual becomes a non-employee director. Notwithstanding the exercise period of any such NSO, all such NSOs will immediately become exercisable upon: (i) the death of non-employee director while serving as such; or (ii) upon a change of control (as defined in “Consequences of a Change in Control” below).

The Board of Directors has approved, subject to shareholder approval, an amendment to the formula grant to provide the Compensation Committee with the discretion to award 8,000 shares of restricted stock annually in lieu of a grant of 10,000 options to each continuing non-employee director. Each restricted stock award will be subject to the vesting period outlined below in the “Stock Awards” section.

Stock Awards:  The Committee may grant stock awards to employees, Key Advisors, or non-employee directors. Shares of stock issued or transferred pursuant to stock awards may be issued or transferred for consideration or for no consideration, and subject to a minimum of a one (1) year vesting period for performance awards and a minimum three (3) year vesting period for awards not subject to performance vesting. The Committee may determine that stock awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Committee shall not be permitted to waive such vesting periods except in the case of death, disability, retirement or change in control. Notwithstanding the preceding sentence, the Committee may waive the vesting restrictions of any shares of Company Stock for reasons other than death, disability, retirement or change in control, provided that the aggregate number of shares of Company Stock that contain vesting restrictions that may be waived by the Committee for reasons other than death, disability, retirement or change in control together with the aggregate number of shares of Company Stock underlying Options that may be accelerated by the Committee for reasons other than death, disability, retirement or change in control, will not exceed 10% of the shares of Company Stock authorized for issuance under the 2011 Plan. The Committee may establish conditions under which restrictions on stock awards will lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. During the restriction period, the grantee will not have the right to vote shares of stock awards or to receive any dividends or other distributions paid on such shares. If the grantee’s employment or service terminates during the restriction period or if any other conditions are not met, unless the Committee determines otherwise, the stock award will terminate with respect to all of the shares of stock covered by the stock award as to which the restrictions have not lapsed, and those shares of stock will be forfeited and immediately returned to the Company. The Committee may hold stock awards in escrow until all restrictions on shares have lapsed. The Committee or its delegate may also grant restricted stock units to an employee or Key Advisor. Each restricted stock unit represents the right of the grantee to receive an amount in cash or Common Stock (as determined by the Committee or its delegate) based on the value of the restricted stock unit, if performance goals established by the Committee are met or upon the lapse of a specified vesting period. A restricted stock unit shall be based on the fair market value of a share of the Company’s Common Stock or on such other measurement base as the Committee or its delegate deems appropriate. The Committee or its delegate shall determine the number of restricted stock units to be granted and the requirements applicable to such restricted stock units.

Stock Appreciation Rights:  The Committee may grant stock appreciation rights (SARs) to employees, non-employee directors, or Key Advisors separately or in tandem with any option. The Committee will establish the base amount of each SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of a SAR will be the exercise price of the related option, or if there is no related option, an amount at least equal to the fair market value of a share of stock on the date of grant of the SAR. A SAR will be exercisable during the period specified by the Committee in the grant instrument and will be subject to vesting and other restrictions as specified in the grant instrument. The Committee may accelerate the exercisability of any outstanding SARs. A tandem SAR is exercisable only during the period when the option to which it is related is also exercisable.

When a grantee exercises a SAR, the grantee will receive an amount equal to the value of the stock appreciation for the number of SARs exercised. The Company will pay the stock appreciation in shares of the Company’s Common Stock. The stock appreciation for a SAR is the amount by which the fair market value of the underlying stock on the date of exercise exceeds the base amount of the SAR.

Performance-Based Compensation:  The Committee may grant employees stock awards that are intended to meet the requirements of “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (see “Section 162(m)” under “Federal Income Tax Consequences” below). In that event, at the beginning of the performance period, the Committee will establish in writing (i) the objective performance goals that must be met; (ii) the threshold, target, and maximum amounts that may be paid if the performance goals are met; and (iii) any other conditions that the Committee deems appropriate. The Committee must establish the performance goals either before the performance period or during a period ending no later than the earlier of ninety (90) days after the beginning of the performance period, the date on which 25% of the performance period has been completed, or such other date as may be permitted under the Internal Revenue Code.

The Committee will establish objective performance goals for each grantee related to the grantee’s business unit or the Company’s performance and the performance of its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing. The objectively determinable performance goals will be based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

At the end of each performance period, the Committee will certify the results of the performance goals and the extent to which the performance goals have been met. If stock awards are granted as “qualified performance based compensation,” the total amount that may be paid or delivered to a grantee with respect to stock awards for any year in the performance period will not exceed 100,000 shares of stock. The Committee may provide for payment of grants in the event of the death or disability of a participant, or under other circumstances.

Employees Subject to Taxation Outside the United States:  The Committee may make grants on terms different from those specified in the 2011 Plan, including granting options with a term longer than seven (7) years if appropriate to assure favorable treatment, with respect to persons who are subject to taxation outside the United States as necessary to achieve the purposes of the 2011 Plan.

Transferability of Grants:  Grants are not transferable by the grantee except by will or the laws of descent or, in the case of a grant other than an ISO, pursuant to a domestic relations order, subject to Committee consent. The Committee may allow a grantee to transfer an NSO to family members or a trust or other entity for the benefit of family members.

Consequences of a Change in Control:  If a change in control occurs, unless the Committee determines otherwise:

•	The Company will provide each grantee with outstanding awards written notice of such change in control.

•	All outstanding options and SARs will automatically accelerate and become fully exercisable.

•	Any restrictions on outstanding stock awards will immediately lapse.

Upon a change in control, unless the Committee determines otherwise, the Committee may also:

•	Determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by the surviving corporation, and other outstanding grants will be converted to similar grants of the surviving corporation.

•	Require that grantees surrender their outstanding options and SARs in exchange for payment, in cash or shares of the Company’s Common Stock (as the Committee determines) in an amount by which the then fair market value of the stock exceeds the exercise price.

A change in control means the consummation of a transaction that is the subject of a determination (which may be made effective as of a particular date specified by the Board) by the Board, made by a majority vote that a change in control has occurred, or is about to occur. A change in control will be deemed to have occurred as of the first day either of the following occurs:

•	The acquisition by any individual, entity, or group of 35% or more of the combined voting power of the Company’s outstanding stock subject to exceptions described in the 2011 Plan.

•	Approval by the shareholders of: (i) a plan of liquidation or dissolution; (ii) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (iii) a merger, consolidation, or reorganization involving the Company, other than a merger, consolidation, or reorganization that would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the Company’s voting securities outstanding immediately after such merger, consolidation, or reorganization.

A change in control will not occur when a restructuring, reorganization, merger, or other change in capitalization in which persons or entities who own an interest in the Company on the date hereof maintain more than a 50% interest in the resultant entity. Additionally, a change in control will not occur, with respect to a grantee, if the grantee is part of a purchasing group that consummates the change in control transaction.

Amendment and Termination of the 2011 Plan:  The 2011 Plan will terminate on June 8, 2021. The Board may terminate or amend the 2011 Plan earlier at any time. However, the Board will not amend the 2011 Plan without shareholder approval if shareholder approval is required to comply with the Internal Revenue Code or applicable laws, or to comply with applicable stock exchange requirements.

U.S. Federal Income Tax Consequences:

The following description of the federal income tax consequences of grants under the 2011 Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants.

Incentive Stock Options:  In general, a grantee will not recognize taxable income upon the grant or exercise of an ISO, and the Company will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. Upon the exercise of an ISO, however, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the option will be included as an adjustment for purposes of the alternative minimum tax.

If a grantee holds the shares acquired upon exercise of an ISO for at least two (2) years after the date of grant and for at least one (1) year after the date of exercise, when the grantee disposes of the shares, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If a grantee disposes of the shares before satisfying these holding period requirements (referred to as a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition, in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option, or an amount equal to the gain on the disposition, if less. The balance of the gain realized, if any, will be short-term or long-term capital gain, depending upon the length of the time that the shares have been held after the date of exercise. In general, the Company will be allowed a business expense deduction to the extent a grantee recognizes ordinary income.

Nonqualified Stock Options:  In general, a grantee who receives an NSO will recognize no income at the time of the grant of the option. Upon exercise of an NSO, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The basis in shares acquired upon exercise of an NSO will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company will be entitled to a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income.

Stock Awards:  A grantee who receives a stock award generally will not recognize taxable income until the stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares, less any amounts paid for the shares, at that time. The Company generally will be entitled to a business expense deduction in the same amount.

A grantee may elect to recognize ordinary income when a restricted stock award is granted in an amount equal to the fair market value of the shares, less any amount paid for the shares, at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding business expense deduction in the same year.

Stock Appreciation Rights:  There are generally no federal income tax consequences to a grantee upon the grant of a SAR. Instead, when payments are made to the grantee, the grantee will recognize ordinary income in an amount equal to the cash received and the fair market value of any shares received. The Company generally will be entitled to a corresponding business expense deduction when the grantees recognize ordinary income.

Excise Taxes:  Under certain circumstances, the accelerated vesting of grants in connection with a change in control could be deemed an “excess parachute payment” for purposes of the parachute tax provisions of Section 280G of the Internal Revenue Code. In that event, a grantee could be subject to a 20% excise tax and the Company could be denied a tax deduction with respect to a portion of the grants under the 2011 Plan.

Section 162(m):  Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four (4) other most highly compensated executive officers. The Internal Revenue Code has an exception to the deduction limit for “qualified performance based compensation,” if, among other requirements, the material terms of the plan are disclosed to and approved by the shareholders. The Company has structured the 2011 Plan so that compensation resulting from the grant of stock awards, stock options, and SARs may qualify as “qualified performance-based compensation” and be deductible.

Market Price of Shares:

The closing price of the Company’s Common Stock on March 31, 2011 was $5.20.

New 2011 Plan Benefits:

Pursuant to the terms of the 2011 Plan, the percentage of shares of common stock issuable under the 2011 Plan has increased from 20% of the number of shares outstanding as of the date of the 2008 Annual Meeting of Shareholders to 25% of the number of shares outstanding as of the date of the 2011 Annual Meeting of Shareholders, the maximum number of shares subject to grants to any individual during any calendar year has increased from 300,000 to 500,000 and the Compensation Committee has the discretion to award a formula grant of 8,000 shares of restricted stock annually in lieu of a grant of 10,000 options to each continuing non-employee director.

Under the 2011 Plan, all awards to grantees other than the formula grants to non-employee directors, are granted at the discretion of the Board of Directors, the Compensation Committee or such other persons to whom authority may be delegated by the Board of Directors or Compensation Committee, and such awards are based upon criteria established by such persons. As such, at this time, the amount of any future awards to any grantees, other than the non-employee directors, under the 2011 Plan cannot be determined.

Required Vote:

The affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting of Shareholders is required in order to approve the proposed amendment to the 2006 Plan.

THE BOARD OF DIRECTORS BELIEVES APPROVAL OF THE AMENDMENTS TO THE 2006 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 2006 PLAN AND RATIFICATION OF THE 2011 PLAN.

PROPOSAL NO. 3 - RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the 2011 fiscal year. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Audit Committee has decided to ascertain the position of the shareholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. A majority of the votes cast, in person or by proxy, at the Annual Meeting of Shareholders is required for ratification. Abstentions will have no effect on this proposal. The ratification of Deloitte & Touche LLP is a matter on which a broker or nominee has discretionary voting authority, so broker non-votes will not result from this proposal. A representative of Deloitte & Touche LLP will be present at the meeting to answer questions from shareholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2010 and 2009 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal years 2010 and 2009 were $480,000 and $478,500, respectively.

Audit Related Fees

The aggregate fees billed by Deloitte & Touche LLP during fiscal year 2010 for the review of documents filed with the Securities and Exchange Commission related to the Company’s filing of Post-effective Amendments to a Registration Statement on Form S-8 were $15,500. The aggregate fees billed by Deloitte & Touche LLP during fiscal year 2009 for the review of documents filed with the Securities and Exchange Commission related to the Company’s filing of a Post-effective Amendment to a Registration Statement on Form S-8 were $14,000.

Fees for Tax Services

The aggregate fees billed by Deloitte Tax LLP for tax services rendered in support of an Internal Revenue Code Section 382 analysis were $15,000 and $170,000 for the fiscal years ended December 31, 2010 and 2009, respectively.

All Other Fees

Other fees billed by Deloitte & Touche LLP, which related to the Company’s subscription to an online accounting research tool, were $2,200 and $2,000 for the fiscal years ended December 31, 2010 and 2009, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In considering the nature of the services provided by the independent registered public accounting firm, all of which were pre-approved in accordance with procedures required by the Audit Committee Charter, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditors and Company management to determine that Deloitte & Touche LLP is permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

AUDIT COMMITTEE REPORT 1

The Audit Committee of the Board of Directors (the “Audit Committee”) assists the Board of Directors by providing oversight of the Company’s financial reporting process and its independent registered public accounting firm. Management is responsible for preparing the Company’s financial statements and the Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and selecting the independent registered public accounting firm. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Meetings and Committees of the Board.”

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2010 with management. The Audit Committee also discussed with Deloitte & Touche LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm their independence from the Company and its management. Additionally, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence and the fees and costs billed and to be billed for those services as shown on pages 16 and 17 of this proxy statement. The Audit Committee concluded that Deloitte & Touche LLP’s provision of such services is compatible with Deloitte & Touche LLP’s independence.

Based on its review and the discussions with the Company’s management and its independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K.

David M. Bartash
Paul J. Hondros
David M. Wurzer (Chairman)

(1)	The materials in the Audit Committee Report are not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language therein.

COMPENSATION DISCUSSION & ANALYSIS

Philosophy and Objectives - All of our compensation programs and policies are designed to attract, retain, and reward key employees to align compensation with DUSA’s performance and to motivate executive officers to achieve the Company’s business objectives. Our programs are geared to rewarding both short and longer-term performance with the ultimate objective of increasing shareholder value over time.

The Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) believes that compensation should reflect the success of our executives as a management team, so we consider both individual and corporate strategic and financial goals in determining compensation. We believe that executive compensation should not be based on the short-term performance of our stock, but that the price of our stock will, in the long-term, reflect our operating performance and management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and restricted stock award programs.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and our Chief Financial Officer during fiscal year 2010, as well as other individuals included in the Summary Compensation Table on page 25, are referred to as “named executive officers.”

Overview of Compensation and Process - The Compensation Committee is composed of Messrs. Altomari, Casdin, Moliteus and Wurzer. Mr. Moliteus serves as its Chairman. The Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and under the 2006 Equity Compensation Plan, the Committee approves the amounts of stock option or other equity awards to all grantees. The Compensation Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of DUSA, including the named executive officers. DUSA’s President and Chief Executive Officer, Robert Doman, is not a member of the Compensation Committee, however, the Compensation Committee seeks input from him regarding the performance of DUSA’s other executive officers. Mr. Doman and Richard C. Christopher, DUSA’s Vice President of Finance and Chief Financial Officer, are present, at the invitation of the Compensation Committee, at its meetings, other than during consideration of their own compensation or other executive sessions.

The Compensation Committee regularly retains an independent compensation consultant, WNB Consulting LLC to review and analyze DUSA’s executive compensation programs, to prepare a benchmarking analysis, and to recommend appropriate levels of cash and equity compensation for DUSA’s directors and executive officers, including its President and Chief Executive Officer. WNB Consulting was retained in both 2009 and 2010 for similar purposes, which included updating the information that the firm had provided to the Committee in 2008. The Compensation Committee is solely responsible for the engagement of WNB Consulting, and all work performed by WNB Consulting is initiated and supervised by the Compensation Committee, except to the extent delegated by the Compensation Committee to management. The Committee discussed the recommendations of WNB Consulting with the consultant when setting 2008, 2009, 2010 and 2011 salaries, when making decisions about bonus levels and equity compensation awards and when revising compensation for our directors. While input from the consultant is carefully considered, ultimate decision making authority rests with the Compensation Committee which retains discretion over salary, cash bonus, and equity compensation determinations based upon its subjective view of an executive’s performance.

DUSA’s executive compensation programs consist of base salary, discretionary cash bonus incentives based on annual individual and corporate goals, grants under the Company’s equity plan, a 401(k) plan, a deferred compensation plan, and certain other perquisites and benefits generally available on the same basis as benefits provided to its other employees. Typically, during the first quarter of each year, our Compensation Committee meets to consider and, if deemed appropriate, approve cash bonuses for our executives based on the prior fiscal year’s performance and base salaries for the new fiscal year, and to consider and, if deemed appropriate, grant equity awards, in the form of stock options and restricted stock awards, to all of the executive officers. On occasion, compensation adjustments are made during the year to reflect a change in roles or responsibilities of our executives.

DUSA does not currently provide any pension benefits to its named executive officers or employees.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. We periodically review the potential consequences of Section 162(m) and may structure performance-based compensation to comply with certain exemptions. However, we have not done so to date.

DUSA had numerous successes in 2010 highlighted by achieving its first full year of profitability and positive cash flow. In order to recognize the short term performance, as well as, strengthening the

Company’s position for the long term through the expansion of its patent estate, the Committee provided a combination of base salary increases, cash bonuses and equity awards in order to better align management with shareholders interests.

Base Salary - With regard to base salary, the Compensation Committee believes that DUSA’s officers should be compensated at levels comparable to the base salary of executive officers at similar public biotechnology or pharmaceutical companies. Base salaries are paid at competitive levels to attract and retain talented management personnel. During 2008, 2009 and 2010, the Compensation Committee used survey data reporting the salaries and bonuses for executives of companies in these groups which was prepared by WNB Consulting LLC. In addition, the Committee has referred to survey data or analyses of survey data from the Ernst and Young’s National Life Sciences Entrepreneurial Survey, Radford Associates Survey, Mercer Executive Compensation Survey, Tower Watson’s Executive Compensation Survey, ORC SIRS Executive Compensation Survey and Salary.com 2010 proxy analysis. The Committee uses this information to assist it in setting executive compensation but does not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

The Committee also takes note of the cost of living increase in determining base salary increases, as well as the general performance of the Company. Following the analysis by WNB Consulting which indicated that several of the named executive officers’ base salaries were below the low end range of competitiveness, the Committee, in April 2008, approved base salary increases in the range of 3.5% to 14.6%, including 10% for Mr. Doman and 14.6% for Mr. Christopher. For 2009, all base salaries company-wide remained at 2008 levels in order to preserve cash resources during uncertain economic times. However, for 2010, the Committee approved base salary increases for the named executive officers, other than Mr. Doman, in the range of 2.0% to 6.4% which includes certain market adjustments for two of the named executive officers based on recommendations from WNB Consulting. The Committee granted an increase of 4% to Mr. Doman in light of his very strong performance and guidance of the Company to achieve both positive cash flow and profitability during the fourth quarter of 2009. In setting salaries for 2011, in addition to assessing individual performance, the Committee also considered WNB Consulting’s updated findings, which indicated that some of the Company’s executive officers’ base salaries were below an appropriate composite average and composite median. In an effort to address this situation, two of the named executive officers received base salary adjustments in order to bring them more in line with the competitive market. The Committee approved base salary increases, including these adjustments, ranging from 0% to 10%, including an increase of 3.69% for Mr. Doman and 10% for Mr. Christopher, due to their leadership and the impressive financial improvement by the Company.

Bonuses - Under the terms of its employment agreements with its officers, DUSA’s Vice Presidents are eligible to receive a range of up to 35% to 40% of their base salary as a discretionary cash bonus award to be set by the Board of Directors. These percentage opportunities reflect increases of 5%-10% which the Committee made in April 2008 upon the recommendation and analysis of WNB Consulting. In June 2007, in connection with his promotion to President and Chief Executive Officer, the Committee determined that Mr. Doman should be eligible to receive up to 50% of his base salary as a cash bonus. In some cases, the agreements provide that the Board may award a cash bonus in excess of the stated percentage for outstanding performance. DUSA believes that the cash bonus is an important incentive to its officers and assists DUSA in reaching its corporate goals.

Financial and strategic business goals are typically set by management, and approved by the Board of Directors, usually during the fourth quarter of the previous year. The primary financial goals relate to achievement of net revenue and income statement improvement milestones. Management recommends these goals to incentivize its named executive officers to perform at consistent high levels, however, these goals are not set at levels which management believes are likely to be unattainable. The Committee uses a subjective approach in its consideration of cash bonus incentives. For 2010, while management made recommendations to the Committee in light of certain corporate performance, including the achievement of key corporate goals of profitability and generation of positive cash on a full year basis, the significant revenue growth of the Company’s core products, completion of key product enhancements, as well as the successful completion of two patent re-examinations and the issuance of a new patent on its core technology, no formal metrics were adopted by the Committee. In the past, the Committee also considered other factors, such as the attainment of positive cash flow and profitability in the fourth quarter of 2009, despite a difficult economic environment. In February 2011, the Committee using its discretion, based on the experience of its members, and in light of strong performance during 2010, determined that bonuses should be paid in amounts ranging from approximately 34% to approximately 59% of base salary. The Committee believes that in light of the Company’s stage of development, a flexible approach is fairer and provides a greater incentive for the Company’s executives to achieve both short and long term objectives.

The Compensation Committee discusses and adjusts the written recommendations of the President and Chief Executive Officer of DUSA in awarding discretionary cash bonuses, as well as base salary increases for the other executives. For 2008, the then current Chairman of the Board discussed a recommendation with the Committee for the compensation of the then current President and Chief

Executive Officer which was considered by the Committee. The Compensation Committee exercises subjective judgment and discretion in the granting of the amount of bonuses and in setting base salaries.

In February 2010 and again in February 2011, the Committee met with Mr. Doman and Mr. Christopher who reviewed the contributions of each of the named executive officers, and Mr. Doman provided his recommendations for base salaries for 2010 and 2011, respectively, and proposed a cash bonus opportunity that should be paid to each of the named executive officers other than himself. In making its decision, the Committee discussed and evaluated the recommendations of Mr. Doman regarding 2010 and 2011 salaries and cash bonus opportunities, as well as the base salary and bonus for Mr. Doman, in conjunction with WNB Consulting.

Equity Awards - DUSA has awarded stock options to its executive officers on initial hire, sometimes at the time of a promotion, and generally, on an annual basis at a meeting of the Compensation Committee during the first quarter of the year. During 2008 and 2009, in conjunction with the recommendation of WNB Consulting, the Committee also provided its executives with restricted stock awards. For 2010, due to limitations with the remaining number of shares available under the 2006 Equity Compensation Plan, the Committee awarded its executives restricted share awards, but no stock options. The Compensation Committee believes that a strong stock ownership program aligns executive officers with shareholders interests and is essential to the long-term growth of the Company by providing executives with incentives to increase shareholder value over time. The Compensation Committee uses survey data and recommendations of consultants to monitor and evaluate the amount of long-term incentive compensation levels of its officers. There is no formula for the number of grants which are issued. In addition, the Board has decided to grant equity awards every year in order to take into account the volatility of DUSA’s stock price from year to year. WNB Consulting has recommended to the Compensation Committee that going forward, DUSA should increase the level of equity compensation DUSA pays to its executive officers to better align executive officers interest with shareholders and maintain the effectiveness of DUSA’s goal of retaining and motivating its executive officers through the use of equity compensation since historical equity compensation has been significantly below that of similarly situated companies. WNB Consulting has advised that DUSA’s current equity compensation does not meet desired levels of competitive long-term compensation based on its analysis. In addition, as of March 31, 2011, the 2006 Equity Plan has only 126,868 shares remaining eligible for award. For these reasons, DUSA is seeking approval of its shareholders to increase the number of shares available under its equity plan. Please refer to Proposal No. 2 and Appendix A to this proxy statement for more details.

WNB Consulting also provided survey data indicating that the members of DUSA’s Board of Directors receive less compensation than their peers, particularly with respect to equity compensation and committee activities. During 2008, the Board awarded a special grant of restricted shares to the then current Committee members, including, among others, Messrs. Bartash and Moliteus who each received an award of 7,500 restricted shares and Mr. Haft who received 15,000 restricted shares. In October 2010, the Committee reviewed updated information from WNB Consulting and in light of this information and the increasing responsibilities of board members of public companies, increased the annual base fee for non-employee members of the Board of Directors from $25,000 to $30,000. The Compensation Committee has recommended to the Board of Directors that the Committee should have the discretion to grant Stock Awards to the non-employee directors in lieu of the automatic grant of stock options in the event of their re-election to the Board. The Board is seeking shareholder approval to amend the 2006 Equity Compensation Plan in order to implement this change.

Stock options have typically been granted as of the close of business on the date of grant. In December 2006, the Board of Directors determined that all grants should be made two days following the release of quarterly earnings by DUSA.

DUSA also maintains a 401(k) plan for all employees which provides a match of $0.50 for each dollar contributed up to 2.5% of base salary. In 2006, DUSA adopted a deferred compensation plan which was available to operating director-level employees and above, however since only one executive officer is currently enrolled, the plan has been suspended for the time being. DUSA adopted these plans in order to provide competitive benefits to its upper level employees.

In some cases, the Committee has altered a proposed amount of a cash bonus or option grant to provide a particular award for excellent performance. This is an example of the discretion which is contemplated in the employment agreements between the Company and the named executive officers.

Currently, DUSA does not have any stated policy regarding an adjustment or recovery of awards or payments if a performance measure upon which such award or payment may have been based were to be restated. However, the Committee plans to consider adoption of a policy consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act following issuance of the final regulations by the Securities and Exchange Commission on this matter.

Perquisites - As provided in his employment agreement, DUSA provides its President and Chief Executive Officer with local housing, including utilities, since his permanent residence is in a state different from the location of DUSA’s principal offices in Massachusetts. In addition, DUSA covers the amount of tax that the officer pays on the amount of the rent which constitutes compensation to him. This form of compensation did affect the level of base salary that the officer was offered and agreed upon when he joined DUSA in 2005.

Other Compensation -

Generally Available Benefits

We provide the following benefits to our named executive officers generally on the same basis as the benefits provided to all employees:

•	Health and dental insurance;

•	Life insurance;

•	Short- and long-term disability;

•	Educational assistance; and

•	401(k) plan.

We believe that these benefits are consistent with those offered by other similarly situated companies.

Severance Benefits

All of the named executive officers have a provision in their employment agreements providing for a severance benefit equal to twelve (12) months of the officer’s then current salary. DUSA has received information from its employment consultant that the provision of twelve (12) months severance for termination without cause is relatively common, and DUSA believes that the provision assists it in attracting key management to the Company.

Change of Control

DUSA provides a change of control provision in its named executive officers’ employment agreements. The provision provides for the payment of three (3) times an officer’s then current salary under certain change of control circumstances. DUSA believes that the change of control provisions would serve to retain DUSA’s senior management talent and to focus management’s attention on DUSA’s operations during a change of control transaction.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if he receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount as defined under the Internal Revenue Code. The portion of the payments and benefits in excess of one times base amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to be subject to a change of control, certain amounts received by our executives could be excess parachute payments under Section 380G and 4999 of the Internal Revenue Code.

Deferred Compensation

On the recommendation of the Compensation Committee, DUSA adopted the DUSA Pharmaceuticals, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) effective October 18, 2006. The Plan is intended to be a non-qualified, supplemental retirement plan. It is intended primarily for the purpose of allowing a select group of management, including the named executive officers and members of the Board of Directors (the “Participants”) the option of having a portion of their compensation deferred, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and, as such, to be exempt from the provisions of Parts II, III, and IV of Title I of ERISA. Participants may defer up to 80% of their compensation. A Participant will be 100% vested in all of the amounts he or she defers as well as in the earnings attributable to a Participant’s deferred account. A Participant may elect to receive distributions from the deferred account at various times, either in a lump sum or in up to ten annual installments. DUSA’s obligation to pay the Participant an amount from his or her deferred account is an unsecured promise and benefits will be paid out of the general assets of the Company. While DUSA has established a Rabbi Trust to segregate the Participants’ deferred amounts, the Participants will be general creditors of DUSA. The Compensation Committee acts as the administrator of the Plan. The trustee of the Participants’ deferred accounts is Bankers Trust Company. Although, as noted above, this plan has been suspended for lack of enrollees, we believe that this plan is beneficial in assisting DUSA to retain and attract key individuals for the long-term benefit of the Company.

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. It is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including the named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the IRS, we are currently operating such plans in compliance with Section 409A based upon our good faith, reasonable interpretation of the statute and the IRS’s regulatory guidance.

REPORT OF THE COMPENSATION COMMITTEE 2

The Compensation Committee has reviewed and discussed the contents of the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

By the Compensation Committee of the Board of Directors

Alfred Altomari
Alexander W. Casdin
Magnus Moliteus (Chairman)
David M. Wurzer

(2)	The material in the Report of the Compensation Committee is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language therein.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The name, age, current position and date first elected as an executive officer of the Company of each executive officer who is not a director of the Company is listed below, followed by summaries of their backgrounds and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

			Date First
			Elected as
Name	Age	Current Title	Officer

Mark C. Carota	56	Vice President, Operations	2/18/2000
Richard C. Christopher	41	Vice President, Finance and Chief Financial Officer	1/01/2004
Scott L. Lundahl	52	Vice President, Intellectual Property and Regulatory Affairs	6/23/1999
Stuart L. Marcus, MD, PhD	64	Vice President, Scientific Affairs and Chief Medical Officer	10/11/1993
William F. O’Dell	64	Executive Vice President, Sales and Marketing	4/17/2006
Michael J. Todisco, CPA	46	Vice President, Controller	9/18/2006

Mark C. Carota has been employed by the Company since October 1999 and has served as our Vice President, Operations since February 2000. Prior to joining the Company, Mr. Carota was Director of Operations from November 1998 to October 1999 for Lavelle, Inc., a privately held manufacturer of orthopedic instrumentation. From July 1998 to November 1998, Mr. Carota was employed as Director of Quality Assurance by CGI Inc. Prior to joining CGI Inc., Mr. Carota was employed by Allergan Inc. from February 1997 to July 1998 where he had responsibility for quality assurance, engineering and facilities.

Richard C. Christopher has been employed by the Company since December 2000 and has served as our Vice President, Finance and CFO since January 2005. Prior to his promotion to his current position in January 2005, he held the positions of Vice President, Financial Planning and Analysis from January 2004 to January 2005 and Director, Financial Analysis from December 2000 to January 2004. Prior to joining the Company, he was the North American Cost Accounting Manager for Grace Construction Products, a unit of W.R. Grace & Co., from April 1999 to December 2000. Prior to joining Grace Construction Products, Mr. Christopher was employed by the Boston Edison Company from March 1996 to April 1999.

Scott L. Lundahl has been employed by the Company since May 1998 and has served as our Vice President, Intellectual Property and Regulatory Affairs since January 2004. In addition to his current position, he has held the positions of Vice President, Technology and Director of Technology Development. In 1994, Mr. Lundahl co-founded and became Vice President of Lumenetics, Inc., a privately-owned medical device development company, which, prior to May 1998, provided the Company with consulting services in the light device technology area.

Stuart L. Marcus, MD, PhD has been employed by the Company as our Vice President, Scientific Affairs and Chief Medical Officer since October 1993. Prior to joining the Company, he was Director of the Hematology/Oncology Department of Daiichi Pharmaceuticals Inc., and prior thereto he held positions in the Medical Research Division of the American Cyanamid Company, directing photodynamic therapy clinical development, among other assignments.

William F. O’Dell has been employed by the Company as our Executive Vice President, Sales and Marketing since April 2006. Prior to joining the Company, Mr. O’Dell was Vice President of Marketing and Strategic Business Development at West Pharmaceuticals, Inc. from October 2005 to April 2006. Mr. O’Dell also served at West Pharmaceuticals as Vice President of Sales and Marketing for the Americas Region from January 2002 to October 2005 and as Vice President of Global Marketing from December 1999 to December 2001.

Michael J. Todisco, CPA, has been employed by the Company since May 2005 and has served as our Vice President, Controller since September 2006. Prior to his promotion to his current position, he held the position of Controller. Prior to joining the Company, he was the Director of Finance at Art Technology Group, Inc. from March 2003 through May 2005. Prior to joining Art Technology Group, Mr. Todisco was the Director of Treasury Services at American Tower Corporation from March 2001 through March 2003, and prior to that from 1997 to 2001 was the Director of Finance at Sapient Corporation.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 2008, 2009 and 2010, certain information regarding the annual and long-term compensation paid by DUSA to those persons who were, at any time during the year (i) our principal executive officer, (ii) our principal financial officer, and (iii) the three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving DUSA at the end of the year. All amounts are stated in United States dollars unless otherwise indicated. For more information about the elements of each named executive officer’s compensation, see the section entitled “Compensation Discussion and Analysis” above.

Summary Compensation Table

								Change in
								Pension Value
								and Non-
								Qualified
							Non-Equity	Deferred
Name and Principal					Stock	Option	Incentive	Compensation	All Other
Position (NEO)	Year	Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b)	(c)	(d)		(e)(2)	(f)(4)	(g)	(h)	(i)(5)	(j)

Robert F. Doman	2010	$434,000	$255,000		$214,500	$144,508	—	—	$56,430	$1,104,438
	2009	417,000	126,000		114,192	153,462	—	—	61,115	871,769
	2008	417,000	141,000	(1)	41,800	41,134	—	$328	60,137	701,399
Richard C. Christopher	2010	$250,000	$118,000		$69,300	$94,486	—	—	$10,954	$542,740
	2009	235,000	52,000		45,872	61,499	—	—	10,888	405,259
	2008	235,000	62,000		28,600	28,144	—	—	10,868	364,612
William F. O’Dell	2010	$273,100	$128,000		$69,300	$94,486	—	—	$15,785	$580,671
	2009	266,100	54,000		45,872	61,499	—	—	15,869	443,340
	2008	266,100	67,000		28,600	28,144	—	—	15,047	404,891
Stuart L. Marcus, MD, PhD	2010	$285,500	$98,000		$24,750	$33,348	—	—	$8,094	$449,692
	2009	285,500	29,000		33,916	45,531	—	—	8,199	402,146
	2008	285,500	69,000		28,600	28,144	—	—	8,220	419,464
Mark C. Carota(3)	2010	$219,000	$87,000		$44,550	$61,138	—	—	$9,102	$420,790
	2009	210,000	40,000		27,800	45,531	—	—	9,045	332,376

(1)	Bonus includes amounts earned but deferred, as applicable, under our deferred compensation plan.

(2)	The grant date fair value of these stock awards was $2.20 per share in 2008, $1.22 per share in 2009 and $1.65 per share in 2010.

(3)	Mr. Carota was not one of our named executive officers or one of our three most highly compensated executive officers, other than the principal executive officer and principal financial officer in 2008.

(4)	Option awards represent the grant date fair value of awards. Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the grant date fair value, see Note 8 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

(5)	All other compensation includes a car allowance, Company contributions under our 401(k) plan, group term life insurance, housing arrangements, and other perquisites as follows:

				Group
		Car	401(k)	Term Life	Housing/	Other	Total Other
Name	Year	Allowance	Match	Insurance	Insurance	(a)	Compensation

Robert F. Doman	2010	$9,600	$4,587	$2,094	$24,731	$15,417	$56,430
	2009	9,600	4,600	1,959	27,529	17,427	61,115
	2008	9,600	4,208	1,932	27,148	17,249	60,137
Richard C. Christopher	2010	$6,000	$3,122	$1,832	—	—	$10,954
	2009	6,000	2,937	1,950	—	—	10,888
	2008	6,000	2,936	1,932	—	—	10,868
William F. O’Dell	2010	$8,400	$3,412	$2,094	$1,282	$596	$15,785
	2009	8,400	3,326	2,199	1,327	617	15,869
	2008	8,400	2,814	960	1,961	912	15,047
Stuart L. Marcus, MD, PhD	2010	$6,000	—	$2,094	—	—	$8,094
	2009	6,000	—	2,199	—	—	8,199
	2008	6,000	—	2,220	—	—	8,220
Mark C. Carota	2010	$6,000	$1,156	$1,945	—	—	$9,102
	2009	6,000	1,111	1,934	—	—	9,045

(a)	These amounts represent gross-ups of the perquisites for housing and relocation reimbursements, respectively, for our named executive officers who received these benefits during 2008, 2009 and 2010, to compensate them for the taxes due on such amounts.

DUSA’s named executive officers each have employment agreements with DUSA. The material terms of these agreements are discussed under “Compensation Discussion and Analysis” and “Potential Payments Upon Termination or Change-In-Control.”

GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to the named executive officers for 2010.

								All Other			All Other
								Stock			Stock
								Awards:			Awards:	Exercise
		Estimated Future Payouts			Estimated Future Payouts			Number		Grant	Number of	or Base	Grant
		Under Non-Equity			Under Equity Incentive			of Shares	Base Price	Date Fair	Securities	Price of	Date Fair
		Incentive Plan Awards			Plan Awards			of Stock	of Stock	Value of	Underying	Option	Value of
Name and Principal	Grant	Threshold	Target		Threshold	Target		or Units	Award	Awards	Options	Awards	Options
Position (NEO)	Date	($)	($)	Maximum ($)	(#)	(#)	Maximum (#)	(#)	($/SH)	($)	(#)	($/SH)	($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)			(j)	(k)	(l)

Robert F. Doman	3/5/10							130,000	$1.65	$214,500	130,000	$1.65	$144,508
Richard C. Christopher	3/5/10							42,000	$1.65	$69,300	85,000	$1.65	$94,486
William F. O’Dell	3/5/10							42,000	$1.65	$69,300	85,000	$1.65	$94,486
Stuart L. Marcus, MD, PhD	3/5/10							15,000	$1.65	$24,750	30,000	$1.65	$33,348
Mark C. Carota	3/5/10							27,000	$1.65	$44,550	55,000	$1.65	$61,138

(1)	Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. The weighted average per share fair value of all named executive officer stock option grants was $1.65. For additional discussion on the valuation assumptions used in determining the grant date fair value, see Note 8 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards for our named executive officers at December 31, 2010.

	Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive
										Plan Awards:	Plan Awards:
										Number	Market
				Equity						of	or Payout
				Incentive			Number of			Unearned	Value of
				Plan			Shares			Shares,	Unearned
				Awards:			or Units		Market Value	Units or	Shares,
	Number of	Number of		Number of			of Stock		of Shares or	Other	Units or Other
	Securities	Securities		Securities			That		Units of	Rights	Rights
	Underlying	Underlying		Underlying			Have		Stock That	That	That
	Unexercised	Unexercised		Unexercised	Option	Option	Not		Have Not	Have Not	Have Not
Name and Principal	Options (#)	Options (#)		Unearned	Exercise	Expiration	Vested		Vested	Vested	Vested
Position (NEO)	Exercisable	Unexercisable		Options (#)	Price ($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Robert F. Doman	50,000				$14.26	01/03/2015
Robert F. Doman	50,000				$15.90	01/03/2015
Robert F. Doman	50,000				$6.75	03/27/2016
Robert F. Doman	45,000	15,000	(1)		$3.37	03/20/2014
Robert F. Doman	14,250	14,250	(2)		$2.20	05/09/2015
Robert F. Doman	46,850	140,550	(3)		$1.22	03/13/2016
Robert F. Doman		130,000	(4)		$1.65	03/05/2017
Robert F. Doman							9,500	(5)	$23,275
Robert F. Doman							70,200	(6)	$171,990
Robert F. Doman							130,000	(7)	$318,500
Richard C. Christopher	5,000				$3.87	04/26/2012
Richard C. Christopher	7,500				$1.60	03/13/2013
Richard C. Christopher	20,000				$9.92	03/18/2014
Richard C. Christopher	25,000				$10.00	03/17/2015
Richard C. Christopher	20,000				$6.75	03/27/2016
Richard C. Christopher	15,000	5,000	(8)		$3.37	03/20/2014
Richard C. Christopher	9,750	9,750	(9)		$2.20	05/09/2015
Richard C. Christopher	18,775	56,325	(10)		$1.22	03/13/2016
Richard C. Christopher		85,000	(11)		$1.65	03/05/2017
Richard C. Christopher							6,500	(12)	$15,925
Richard C. Christopher							28,200	(13)	$69,090
Richard C. Christopher							42,000	(14)	$102,900
William F. O’Dell	50,000				$6.90	04/17/2016
William F. O’Dell	18,750	6,250	(15)		$3.37	03/20/2014
William F. O’Dell	9,750	9,750	(16)		$2.20	05/09/2015
William F. O’Dell	18,775	56,325	(17)		$1.22	03/13/2016
William F. O’Dell		85,000	(18)		$1.65	03/05/2017
William F. O’Dell							6,500	(19)	$15,925
William F. O’Dell							28,200	(20)	$69,090
William F. O’Dell							42,000	(21)	$102,900
Stuart L. Marcus, MD, PhD	7,500				$12.44	03/19/2011
Stuart L. Marcus, MD, PhD	6,250				$3.87	04/26/2012
Stuart L. Marcus, MD, PhD	13,125				$1.60	03/13/2013
Stuart L. Marcus, MD, PhD	22,500				$9.92	03/18/2014
Stuart L. Marcus, MD, PhD	20,000				$10.00	03/17/2015
Stuart L. Marcus, MD, PhD	17,500				$6.75	03/27/2016
Stuart L. Marcus, MD, PhD	15,000	5,000	(22)		$3.37	03/20/2014
Stuart L. Marcus, MD, PhD	9,750	9,750	(23)		$2.20	05/09/2015
Stuart L. Marcus, MD, PhD	13,900	41,700	(24)		$1.22	03/13/2016
Stuart L. Marcus, MD, PhD		30,000	(25)		$1.65	03/05/2017
Stuart L. Marcus, MD, PhD							6,500	(26)	$15,925
Stuart L. Marcus, MD, PhD							20,850	(27)	$51,083
Stuart L. Marcus, MD, PhD							15,000	(28)	$36,750
Mark C. Carota	7,500				$12.44	03/19/2011
Mark C. Carota	8,750				$3.87	04/26/2012
Mark C. Carota	13,125				$1.60	03/13/2013
Mark C. Carota	25,000				$9.92	03/18/2014
Mark C. Carota	20,000				$10.00	03/17/2015
Mark C. Carota	15,000				$6.75	03/27/2016
Mark C. Carota	15,000	5,000	(29)		$3.37	03/20/2014
Mark C. Carota	8,250	8,250	(30)		$2.20	05/09/2015
Mark C. Carota	13,900	41,700	(31)		$1.22	03/13/2016
Mark C. Carota		55,000	(32)		$1.65	03/05/2017
Mark C. Carota							5,500	(33)	$13,475
Mark C. Carota							20,850	(34)	$51,083
Mark C. Carota							27,000	(35)	$66,150

(1)	The remaining unvested options vest on 3/20/11.

(2)	Unvested options vest as to 7,125 shares on 5/09/11 and 7,125 shares on 5/09/12.

(3)	Unvested options vest as to 46,850 shares on 3/13/11, 46,850 shares on 3/13/12 and 46,850 shares on 3/13/13.

(4)	Unvested options vest as to 32,500 shares on 3/5/11, 32,500 shares on 3/5/12, 32,500 shares on 3/5/13 and 32,500 shares on 3/5/14.

(5)	Unvested restricted shares vest as to 4,750 shares on 5/09/11 and 4,750 shares on 5/09/12.

(6)	Unvested restricted shares vest as to 23,400 shares on 3/13/11, 23,400 shares on 3/13/12, and 23,400 shares on 3/13/13.

(7)	Unvested restricted shares vest as to 32,500 shares on 3/5/11, 32,500 shares on 3/5/12, 32,500 shares on 3/5/13 and 32,500 shares on 3/5/14.

(8)	The remaining unvested options vest on 3/20/11.

(9)	Unvested options vest as to 4,875 shares on 5/09/11 and 4,875 shares on 5/09/12.

(10)	Unvested options vest as to 18,775 shares on 3/13/11, 18,775 shares on 3/13/12 and 18,775 shares on 3/13/13.

(11)	Unvested options vest as to 21,250 shares on 3/5/11, 21,250 shares on 3/5/12, 21,250 shares on 3/5/13 and 21,250 shares on 3/5/14.

(12)	Unvested restricted shares vest as to 3,250 shares on 5/09/11 and 3,250 shares on 5/09/12.

(13)	Unvested restricted shares vest as to 9,400 shares on 3/13/11, 9,400 shares on 3/13/12, and 9,400 shares on 3/13/13.

(14)	Unvested restricted shares vest as to 10,500 shares on 3/5/11, 10,500 shares on 3/5/12, 10,500 shares on 3/5/13 and 10,500 shares on 3/5/14.

(15)	The remaining unvested options vest on 3/20/10.

(16)	Unvested options vest as to 4,875 shares on 5/09/11 and 4,875 shares on 5/09/12.

(17)	Unvested options vest as to 18,775 shares on 3/13/11, 18,775 shares on 3/13/12 and 18,775 shares on 3/13/13.

(18)	Unvested options vest as to 21,250 shares on 3/5/11, 21,250 shares on 3/5/12, 21,250 shares on 3/5/13 and 21,250 shares on 3/5/14.

(19)	Unvested restricted shares vest as to 3,250 shares on 5/09/11 and 3,250 shares on 5/09/12.

(20)	Unvested restricted shares vest as to 9,400 shares on 3/13/11, 9,400 shares on 3/13/12, and 9,400 shares on 3/13/13.

(21)	Unvested restricted shares vest as to 10,500 shares on 3/5/11, 10,500 shares on 3/5/12, 10,500 shares on 3/5/13 and 10,500 shares on 3/5/14.

(22)	The remaining unvested options vest on 3/20/11.

(23)	Unvested options vest as to 4,875 shares on 5/09/11 and 4,875 shares on 5/09/12.

(24)	Unvested options vest as to 13,900 shares on 3/13/11, 13,900 shares on 3/13/12 and 13,900 shares on 3/13/13.

(25)	Unvested options vest as to 7,500 shares on 3/5/11, 7,500 shares on 3/5/12, 7,500 shares on 3/5/13 and 7,500 shares on 3/5/14.

(26)	Unvested restricted shares vest as to 3,250 shares on 5/09/11 and 3,250 shares on 5/09/12.

(27)	Unvested restricted shares vest as to 6,950 shares on 3/13/11, 6,950 shares on 3/13/12, and 6,950 shares on 3/13/13.

(28)	Unvested restricted shares vest as to 3,750 shares on 3/5/11, 3,750 shares on 3/5/12, 3,750 shares on 3/5/13 and 3,750 shares on 3/5/14.

(29)	The remaining unvested options vest on 3/20/11.

(30)	Unvested options vest as to 4,125 shares on 5/09/11 and 4,125 shares on 5/09/12.

(31)	Unvested options vest as to 13,900 shares on 3/13/11, 13,900 shares on 3/13/12 and 13,900 shares on 3/13/13.

(32)	Unvested options vest as to 13,750 shares on 3/5/11, 13,750 shares on 3/5/12, 13,750 shares on 3/5/13 and 7,500 shares on 3/5/14.

(33)	Unvested restricted shares vest as to 2,750 shares on 5/09/11 and 2,750 shares on 5/09/12.

(34)	Unvested restricted shares vest as to 6,950 shares on 3/13/11, 6,950 shares on 3/13/12, and 6,950 shares on 3/13/13.

(35)	Unvested restricted shares vest as to 6,750 shares on 3/5/11, 6,750 shares on 3/5/12, 6,750 shares on 3/5/13 and 6,750 shares on 3/5/14.

Option Exercises and Stock Vested

The following table shows information with respect to each named executive officer regarding the value of options exercised during 2010. No shares were acquired on exercise of any options for any of the named executive officers during 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
Name and Principal	Acquired on	Realized on	Acquired on	Realized on
Position (NEO)	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)

Robert F. Doman	-0-	$0.00	28,150	$51,200
Richard C. Christopher	-0-	$0.00	12,650	$23,265
William F. O’Dell	-0-	$0.00	12,650	$23,265
Stuart L. Marcus, MD, PhD	-0-	$0.00	10,200	$18,904
Mark C. Carota	-0-	$0.00	9,700	$17,899

Non-Qualified Deferred Compensation

The following table shows that none of the named executive officers are currently participating in the DUSA Pharmaceuticals, Inc. Non-Qualified Deferred Compensation Plan, an unfunded, unsecured deferred compensation plan:

	Executive	Registrant	Aggregated	Aggregated	Aggregated
Name and Principal	Contributions in	Contributions	Earnings in Last	Withdrawal/	Balance at
Position (NEO)	Last FY ($)	in Last FY ($)	FY ($)	Distributions ($)	Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)

Robert F. Doman	—	—	—	—	—
Richard C. Christopher	—	—	—	—	—
William F. O’Dell	—	—	—	—	—
Stuart L. Marcus, MD, Ph.D	—	—	—	—	—
Mark C. Carota	—	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has employment agreements with each of its named executive officers. According to the terms of these agreements, the named executive officers are entitled to receive compensation as determined by the Board of Directors and are eligible to receive the benefits generally made available to employees of the Company. The Company may terminate any of these agreements at any time, with or without cause on sixty (60) days prior written notice. If employment is terminated without cause, the Company has agreed to pay a severance allowance equivalent to twelve (12) months of the named executive officer’s then-current base salary payable in either: (i) a lump sum, within sixty (60) days following the date of termination; or (ii) equal monthly installments, depending on the terms of the named executive officer’s employment agreement.

In the event a named executive officer should die while employed by the Company, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, within a period of one (1) year from the date of death.

These employment agreements also provide for certain severance benefits following a change in control of the Company and termination of employment. Upon any “change of control,” as defined in the agreements, the Company shall pay to the named executive officer a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5) days after such termination. In addition, Mr. Doman’s agreement provides that he shall be entitled to receive a change of control payment equal to three (3) times his base salary less the amount of salary paid from the date of the consummation of the change of control to the effective date of a termination, if the termination is effective within the three (3) years of the change of control.

Under the Company’s equity plans, upon a change of control, unless the Company determines otherwise, all outstanding options not fully vested automatically accelerate and become immediately exercisable and the restrictions and conditions on all outstanding stock awards immediately lapse. The date on which such accelerated vesting, immediate exercisability and lapse of restrictions and conditions would occur, is the date of the occurrence of the change of control.

ESTIMATED TERMINATION PAYMENT

The table below reflects amounts payable to the named executive officers, assuming that their employment was terminated on December 31, 2010, both prior to and following a change in control of the Company, or assuming a change in control of the Company occurred on December 31, 2010.

	Termination Without Cause Prior to a Change in Control (“CIC”) ($)					CIC ($)
										Termination
								Accelerated		Without Cause
				Accelerated				Vesting of		Within 36 Months
		Continuation	Accelerated	Vesting of			Continuation	Options and		of a CIC or for
		of	Vesting of	Restricted		CIC	of	Restricted		Good Reason Prior
Name	Severance	Benefits	Options	Stock	Total	Payment	Benefits	Stock	Total	to CIC ($)

Robert F. Doman	$433,739	$11,007	—	—	$444,746	$1,301,216	$11,007	$466,722	$1,778,944	$1,301,216 less salary following change of control to date of termination, if any

Richard C. Christopher	$249,769	—	—	—	$249,769	$749,308	—	$210,413	$959,721	—

William F. O’Dell	$272,992	—	—	—	$272,992	$818,977	—	$210,967	$1,029,944	—

Stuart L. Marcus, MD, PhD	$285,500	—	—	—	$285,500	$856,500	—	$111,175	$967,675	—

Mark C. Carota	$218,862	—	—	—	$218,862	$656,585	—	$146,000	$802,585	—

401(k) PROFIT SHARING PLAN

The Company adopted a tax-qualified employee savings and retirement 401(k) Profit Sharing Plan (the “401(k) Plan”), effective January 1, 1996, covering all qualified employees. Participants may elect a salary reduction of at least 1% as a contribution to the 401(k) Plan, up to the statutorily prescribed annual limit for tax-deferred contributions ($16,500 in 2010, $22,000 if over age 50). Modification of salary reductions can be made monthly (for 2010). Effective February 1, 2003, the Company began to match a participant’s contribution up to 1.25% of a participant’s salary (the “Company Match”), subject to certain limitations of the 401(k) Plan. Participants vest in the Company Match at a rate of 25% for each year of service to the Company (based on the anniversary of their date of hire). Employees who were already employed as of the effective date of the Company Match received credit for their past service to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 15, 2011, with respect to holdings of our common stock by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our directors and executive officers as a group; and by all beneficial owners of greater than 5% of our outstanding Common Stock, based upon currently available Schedules 13D and 13G and other forms filed with the Securities and Exchange Commission.

	Number of Shares		Percentage of
	Beneficially		Outstanding
Name(1)	Owned(2)		Shares(3)

Alfred Altomari	17,000	(4)	*
David M. Bartash	124,250	(5)	*
Mark C. Carota	176,839	(6)	*
Alexander W. Casdin	235,000	(7)	*
Richard C. Christopher	204,409	(8)	*
Robert F. Doman	448,376	(9)	1.84%
Jay M. Haft, Esq.	147,000	(10)	*
Paul J. Hondros	15,000	(11)	*
Stuart L. Marcus, MD, PhD	167,482	(12)	*
Magnus Moliteus	88,750	(13)	*
William F. O’Dell	176,107	(14)	*
David M. Wurzer, CPA	20,000	(15)	*
All directors and all executive officers as a group (consisting of 14 persons)	2,161,196	(16)	8.85%
James E. Flynn	2,354,453	(17)	9.64%
Deerfield Capital, L.P. Deerfield Special Situations Fund, L.P. Deerfield Management Company, L.P. Deerfield Special Situations Fund International Limited
Bradbury Dyer III	1,825,400	(18)	7.47%
Paragon Associates and Paragon Associates II Joint Venture
Edwin H. Morgens	2,102,500	(19)	8.60%
Phaeton International (BVI) Ltd. Phoenix Partners, L.P. Morgens, Waterfall, Vintiadis & Co., Inc.

*	Less than 1%.

Notes:

(1)	Unless indicated otherwise, the individuals listed herein have a business mailing address of c/o DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts 01887.

(2)	Unless indicated otherwise: (i) the individuals and entities listed herein have the sole power to both vote and dispose of all securities that they beneficially own; and (ii) beneficial ownership listed includes all options and warrants which are exercisable as of April 15, 2011.

(3)	The percentage of ownership as calculated above includes in the number of shares outstanding for each individual listed those shares that are beneficially, yet not necessarily directly, owned. Applicable percentage of ownership is based on 24,433,969 shares of Common Stock outstanding on April 15, 2011 unless noted as otherwise.

(4)	15,000 of the shares indicated represent shares with respect to which Mr. Altomari has the right to acquire through the exercise of options.

(5)	105,000 of the shares indicated represent shares with respect to which Mr. Bartash has the right to acquire through the exercise of options.

(6)	155,800 of the shares indicated represent shares with respect to which Mr. Carota has the right to acquire through the exercise of options.

(7)	35,000 of the shares indicated represent shares with respect to which Mr. Casdin has the right to acquire through the exercise of options.

(8)	170,925 of the shares indicated represent shares with respect to which Mr. Christopher has the right to acquire through the exercise of options.

(9)	357,575 of the shares indicated represent shares with respect to which Mr. Doman has the right to acquire through the exercise of options. Of the shares indicated, Mr. Doman shares investment and voting power with respect to 4,750 shares.

(10)	95,000 of the shares indicated represent shares with respect to which Mr. Haft has the right to acquire through the exercise of options. Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Mr. Haft disclaims, but may be deemed to be the beneficial owner of, 34,500 shares that are held by his spouse.

(11)	All of the shares indicated represent shares with respect to which Mr. Hondros has the right to acquire through the exercise of options.

(12)	149,300 of the shares indicated represent shares with respect to which Dr. Marcus has the right to acquire through the exercise of options.

(13)	50,000 of the shares indicated represent shares with respect to which Mr. Moliteus has the right to acquire through the exercise of options.

(14)	148,425 of the shares indicated represent shares with respect to which Mr. O’Dell has the right to acquire through the exercise of options.

(15)	15,000 of the shares indicated represent shares with respect to which Mr. Wurzer has the right to acquire through the exercise of options.

(16)	Includes all of the shares indicated in footnotes 4 through 5, including an additional 340,983 shares underlying stock options beneficially owned by our unnamed executive officers.

(17)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on April 4, 2011 by James E. Flynn, Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., and Deerfield Special Situations Fund International Limited. Such Schedule 13G discloses that James E. Flynn has shared dispositive power, and beneficially owns, 2,354,453 shares of the Company’s Common Stock (including warrants to purchase 593,453 shares of common stock). As set forth in the Schedule 13G, 783,954 shares are beneficially owned by Deerfield Special Situations Fund, L.P. (including warrants to purchase 209,489 shares of common stock) and 1,570,499 shares are beneficially owned by Deerfield Special Situations Fund International Limited (including warrants to purchase 383,964 shares of common stock). Deerfield Capital, L.P. is the general partner of Deerfield Special Situations Fund, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Special Situations Fund International Limited. James E. Flynn is the managing member of the general partners of Deerfield Capital, L.P. and Deerfield Management Company, L.P. and as such may be deemed to have beneficial ownership of the shares reported in the Schedule 13G. The address of James E. Flynn is 780 Third Avenue, 37th Floor, New York, New York 10017. The Company makes no representation as to the accuracy or completeness of the information reported.

(18)	The number of shares beneficially owned is based on a Schedule 13D filed with the Securities and Exchange Commission on April 8, 2011 by Paragon Associates II Joint Venture (“PAJV”), formed by Paragon Associates, Ltd., a Texas limited partnership (“Paragon”) and Paragon Associates II, Ltd., a Texas limited partnership (“Paragon II”), and Bradbury Dyer, III. Such Schedule 13D discloses that the reporting persons have dispositive power, and beneficially own, 1,825,400 shares of the Company’s Common Stock. Such shares were purchased by Mr. Dyer for the account of PAJV. Mr. Dyer, as the authorized agent to PAJV, controls the investment decisions of PAJV. Mr. Dyer does not have direct beneficial ownership of the 1,825,400 shares of the shares; however, Mr. Dyer, as sole general partner of Paragon and Paragon II, and as agent for PAJV, may be deemed to have indirect beneficial ownership of such shares. The address of PAJV is 500 Crescent Court, Suite 260, Dallas, Texas 75201. The Company makes no representation as to the accuracy or completeness of the information reported.

(19)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2011 by Morgens, Waterfall, Vintiadis & Company, Inc. (“Morgens Waterfall”) and Edwin H. Morgens (“Morgens”). Such Schedule 13G discloses that the reporting persons have shared dispositive power, and beneficially own, 2,102,500 shares of the Company’s Common Stock. As set forth in the Schedule 13G, 849,400 shares are beneficially owned by Phaeton International (BVI) Ltd., 1,247,100 shares are beneficially owned by Phoenix Partners, L.P., 2,096,500 shares are beneficially owned by Morgens Waterfall and 2,102,500 shares are beneficially owned by Morgens. Such Schedule 13G also discloses that Morgens has sole dispositive power and beneficially owns 6,000 shares of the Company’s Common Stock. Morgens Waterfall is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 as amended, in the business of rendering of financial services and as such it provides discretionary investment advisory services to Phaeton International (BVI) Ltd., and Phoenix Partners, L.P.. In such capacity, Morgens Waterfall has the power to make decisions regarding the dispositions of the proceeds from the sale of the foregoing shares of Common Stock. The business address of the reporting persons above is 600 Fifth Avenue, 27th Floor, New York, NY 10020. The Company makes no representation as to the accuracy or completeness of the information reported.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. According to our written Statement of Policy with respect to Related Person Transactions, our Audit Committee, with the assistance of management and our legal counsel, is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. In determining whether a proposed transaction is a related person transaction, we examine:

(i)	the related person’s relationship to us;

(ii)	the related person’s interest in the transaction;

(iii)	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; and

(iv)	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If our Audit Committee determines that the proposed transaction is a related person transaction, the Audit Committee decides whether to approve or disapprove the transaction. If it is approved, any material related person transaction is submitted to our Board of Directors. For the period beginning January 1, 2010 and ending March 31, 2011, there was one transaction in which the Company was or is to be a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest. In January 2007, DUSA hired Kevin Doman, the son of Robert F. Doman, our President and Chief Executive Officer, as a sales representative. Kevin Doman’s hiring was reviewed and approved by the Audit Committee after review and approval of his compensation by the Compensation Committee. Factors considered by the Audit Committee included (i) Kevin Doman’s experience in the industry, (ii) the fact that his compensation package is the same as that of our other sales representatives and was not reviewed or influenced by Robert Doman, prior to hiring or on an annual basis thereafter and (iii) the amount of compensation that Kevin Doman could receive from DUSA in the future. Kevin Doman received $140,000 in salary and commissions for 2010 and has the potential to earn approximately $134,000 in salary and commissions in 2011.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

In order to be considered for inclusion in the Board of Directors’ proxy statement and proxy card for the 2012 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before December 22, 2012. Proposals should be directed to the attention of the Vice President of Finance and Chief Financial Officer, Richard C. Christopher, at the Company’s offices at 25 Upton Drive, Wilmington, Massachusetts 01887, or the Secretary, Nanette W. Mantell, Esq., c/o Reed Smith LLP, Princeton Forrestal Village, 136 Main Street — Suite 250, Princeton, New Jersey 08543.

In addition, if a shareholder wishes to present a proposal at the Company’s 2012 Annual Meeting which is not intended to be included in the Company’s proxy statement for that meeting, the Company must receive written notice of the shareholder proposal by March 7, 2012. If DUSA does not receive notice of such a shareholder proposal by this date, the Company will retain its discretionary authority to vote proxies on such proposals even if it is not specifically reflected on the proxy card, and shareholders have not had an opportunity to vote on the proposal by proxy.

The Board of Directors believes that the most efficient method for shareholders and other interested parties to raise issues and ask questions and to get a response is to direct such communications to DUSA through its Shareholder Services department at the address provided in the “Contact DUSA” section of our website, www.dusapharma.com. If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Board of Directors, then the following method is available. To ensure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board of Directors:

Board of Directors
Attention: Chairman of the Board
c/o DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, MA 01887

The address stated above is supervised by DUSA which will promptly forward to the Board any communication intended for them. The Board believes that DUSA should speak with one voice and has empowered management to speak on the Company’s behalf subject to the Board’s oversight and guidance on specific issues. Therefore, in most circumstances the Board will not respond directly to inquiries received in this manner but may take into consideration ideas, concerns and positions that are presented in a concise, clear, supported and constructive manner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, officers and any person holding more than ten percent (10%) of our Common Stock are required to report their ownership of securities and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms we have received, we believe that all of our officers, directors and shareholders holding ten percent (10%) or more of our Common Stock complied with all filing requirements applicable to them with respect to their reporting obligations. In making these statements, we have relied on the written representations of our directors and officers and copies of the reports that they, and any person holding more than ten percent (10%) of our Common Stock, have filed with the Securities and Exchange Commission.

HOUSEHOLDING OF PROXY MATERIALS

The Company is required to provide an Annual Report and proxy statement to all shareholders. If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue mailings of multiple proxy statements, Annual Reports and other information statements. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding”, reduces the volume of duplicate information received at your household and helps reduce our expenses. To do so, please mark the designated box on each proxy card for which you wish to discontinue receiving duplicate documents. Your consent to stop delivery of the Annual Report, proxy statements and other information statements shall be effective for five (5) years or until you revoke your consent. You may revoke your consent at any time by contacting Mr. Richard Christopher, our Vice President of Finance and Chief Financial Officer, at 978-909-2211, or by calling 1-800-607-2530. Delivery of individual copies of the documents shall resume within thirty (30) days of our receipt of your request.

PROPOSAL NO. 4 - “SAY-ON-PAY” ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The primary objective of our overall executive compensation program is to provide balanced, comprehensive and competitive rewards for the short- and long-term in a cost-effective manner to the Company. We have designed our executive compensation program to incentivize achievement of corporate and personal goals that we believe will deliver value to our shareholders, drive operational results and promote high levels of individual performance. Our compensation program provides a combination of fixed and variable pay. We believe that compensation levels in the pharmaceutical and medical device industries are dynamic and very competitive as a result of the need to attract and retain qualified executives with the necessary skills and experience to keep up with the complex regulatory environment in which we operate and to understand the rapidly changing medical technology in our industry. We believe that the fixed portion of our current executive compensation program achieves our objectives, but we believe that our long-term incentives need to be enhanced.

Shareholders are urged to read the Compensation Discussion and Analysis set forth in this proxy statement, which discusses how our compensation policies and procedures reflect our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our five most highly-compensated executive officers in fiscal year 2010.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, which were made pursuant to the Dodd-Frank Wall Street Reform and Shareholder Protection Act and as a matter of good corporate governance, you, as a shareholder at the 2011 Annual Meeting of Shareholders to vote for or against the following advisory resolution:

Adoption of Proposal No. 4

RESOLVED, that the shareholders approve the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, and the related disclosure contained in this proxy statement.

This advisory vote is not binding. Although non-binding, the Compensation Committee will consider the outcome of the advisory vote when making future decisions regarding our executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 5 - “SAY-WHEN-ON-PAY” ADVISORY VOTE ON THE APPROVAL OF THE FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

The following proposal gives you, as a shareholder, the opportunity to inform us as to how frequently you wish the Company to include a proposal (i.e., a “Say-on-Pay” proposal) to permit shareholders to cast an advisory vote on the compensation of our named executive officers in our future annual proxy statements (i.e., a proposal similar to Proposal No. 4 of this proxy statement). In accordance with the recent changes to Section 14A of the Securities Exchange Act, which were made pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, public companies are now required to submit a proposal to their shareholders regarding the frequency of “Say-on-Pay” votes at least every six years.

In accordance with the new rules, this proposal provides shareholders with the opportunity to cast a non-binding advisory vote on the frequency of “Say-on-Pay” votes. As indicated on your proxy card, you have four choices with respect to the frequency of “Say-on-Pay” votes during the next six years: (i) every year, (ii) every two years, (iii) every three years, or (iv) abstain.

The Board of Directors believes that it is in the best interest of the Company and its shareholders that a “Say-on-Pay” vote be held annually since the Board of Directors recognizes that executive compensation disclosures are made annually. By conducting annual advisory votes on executive compensation, shareholders are able to express their views on our executive compensation program and provide us with more direct and immediate feedback on our compensation disclosures. The Board believes it is best to give shareholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders. Shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders. If the shareholders agree with the Board of Directors recommendation regarding the frequency of “Say-on-Pay” proposals, the next “Say-on-Pay” proposal (after the proposal contained in this proxy statement as Proposal No. 4) would be included in the proxy statement relating to our 2012 Annual Meeting of Shareholders.

Because your vote is advisory, it will not be binding on the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of “say-on-pay” proposals in our proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN AN ADVISORY MANNER TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

OTHER MATTERS

Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

The cost of preparing and mailing the enclosed material will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. The Company intends to request that banks and brokers holding shares of DUSA Pharmaceuticals, Inc. Common Stock forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company has retained its transfer agent, American Stock Transfer & Trust Company, to aid in the solicitation, at an estimated cost of less than $10,000.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

APPENDIX A

DUSA Pharmaceuticals, Inc.

Amended and Restated
2011 Equity Compensation Plan

June 8, 2011

The purpose of the DUSA Pharmaceuticals, Inc. Amended and Restated 2011 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of DUSA Pharmaceuticals, Inc. (the “Company”) and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders. This Plan was formerly named the DUSA Pharmaceuticals, Inc. 2006 Equity Compensation Plan and it became effective as of the date the Plan was ratified and approved by the Company’s shareholders.

1.	Administration

(a) Committee.  The Plan shall be administered and interpreted by the members of the Compensation Committee of the Board (the “Committee”), which consists of “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate, and an independent committee of the Board shall approve and administer all grants made to non-employee directors. The Committee may delegate authority to one (1) or more delegates as it deems appropriate.

(b) Committee Authority.  The Committee or its delegate shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size, and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan. Notwithstanding anything in this Plan to the contrary, in no event may the Board, the Committee or its or their delegate (i) amend or modify an Option in a manner that would reduce the exercise price of such Option; (ii) substitute an Option for another Option with a lower exercise price; (iii) cancel an Option and issue a new Option with a lower exercise price to the holder of the cancelled Option within six (6) months following the date of the cancellation of the cancelled Option; (iv) cancel an outstanding Option that is under water (i.e., for which the Fair Market Value, as defined below, of the underlying Shares are less than the Option’s Exercise Price, as defined below) for the purpose of granting a replacement Grant (as defined below) of a different type; (v) grant a full value performance award pursuant to Section 6 that vests in less than one year from the date of grant; (vi) grant a full value award that is not subject to performance vesting that vests in less than three years; or (vii) waive the minimum vesting periods described in Sections 1(b)(v) or (vi) above.

(c) Committee Determinations.  The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d) Other Equity Awards.  The terms of this Plan shall not impact or govern the administration by the Company or the rights of any holders of an option or stock award granted pursuant to the DUSA Pharmaceuticals, Inc., 1996 Omnibus Plan, as amended (the “Prior Plan”). Unless otherwise provided by the Company and agreed to by the recipient of an award under the Prior Plan, all awards granted pursuant to the Prior Plan shall continue to be governed by the terms of such plan.

2.	Grants

(a) Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as described in Section 6 (“Stock Awards”) and Stock Appreciation Rights described in Section 7 (“SARs”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan and as specified in the individual grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Company shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.	Shares Subject to the Plan

(a) Shares Authorized.  Subject to adjustment as described below, (i) the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under any forms of grants under the Plan is the lesser of (i) 25% of the total number of shares of common stock of the Company issued and outstanding at any given time less the number of shares issued and outstanding under any other equity compensation plan of the Company at such time; or (ii) 6,108,492 shares less the number of shares issued and outstanding under any other equity compensation plan of the Company from time to time, all of which may be issued as Incentive Stock Options. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards (including restricted Stock Awards received upon the exercise of Options) are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

(b) Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization, or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants may be appropriately adjusted by the Company to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share. Any adjustments determined by the Company shall be final, binding, and conclusive.

4.	Eligibility for Participation

(a) Eligible Persons.  All employees of the Company and its parents or subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its parents or subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees.  The Company shall select the Employees, Non-Employee Directors, and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant. Employees, Key Advisors, and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

5.	Granting of Options

The Company may grant an Option to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to Options.

(a) Number of Shares.  The Company shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors, and Key Advisors.

(b) Type of Option and Price.

(i) Incentive Stock Options are intended to satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are not intended to so qualify. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors, and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than one hundred ten percent (110%) of the Fair Market Value of Company Stock on the date of grant.

(iii) So long as the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Company.

(c) Option Term.  The term of any Option shall not exceed seven (7) years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.

(d) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions of the Plan and specified in the Grant Instrument. The Company may not accelerate the exercisability of any outstanding Options except in the case of death, disability, retirement or change in control. Notwithstanding the preceding sentence, the Company may accelerate the exercisability of any outstanding Options for reasons other than death, disability, retirement or change in control, provided that the aggregate number of shares of Company Stock underlying Options that may be accelerated for reasons other than death, disability, retirement or change in control together with the aggregate number of Stock Awards that contain vesting restrictions that may be waived by the Company for reasons other than death, disability, retirement or change in control, will not exceed ten (10%) percent of the shares authorized for issuance under the Plan.

(ii) The Company may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the Exercise Price or (ii) the Fair Market Value of such shares at the time of repurchase, and (iii) any other restrictions determined by the Company.

(e) Grants to Non-Exempt Employees.  Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such Options may become exercisable upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(f) Termination of Employment, Disability, or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, termination for Misconduct, or as set forth in subsection 5(f)(v) of this Plan, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety (90) days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(ii) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination by the Employer for Misconduct, any Option held by the Grantee shall terminate at the time that the Grantee ceases to be employed by, or provide service to, the Employer or the date on which such Option would otherwise expire, if earlier. In addition, notwithstanding any other provisions of this Section 5, if the Company determines that the Grantee has engaged in conduct that constitutes Misconduct at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall terminate as of the thirtieth (30th) day after the date on which such Misconduct first occurred, or the date on which such Option would otherwise expire, if earlier. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iv) If the Grantee dies while employed by, or providing service to, the Employer, all of the unexercised outstanding Options of Grantee shall become immediately exercisable and remain exercisable for a period of one (1) year from his or her date of death, but in no event later than the date of expiration of the Option term. If the Grantee dies within ninety (90) days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Company), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v) Notwithstanding anything herein to the contrary, to the extent that any Company-sponsored plan or arrangement, or any agreement to which the Company is a party expressly provides for a longer exercise period for a Grantee’s Options under applicable circumstances than the exercise period that is provided for in this Section 5(f) under those circumstances, then the exercise period set forth in such plan, arrangement or agreement applicable to such circumstances shall apply in lieu of the exercise period provided for in this Section 5(f).

(vi) For purposes of this Section 5(f) and Section 6:

(A) The term “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

(B) “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options or SARs and satisfying conditions with respect to Stock Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board).

(C) “Disability” shall mean a Grantee’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Grantee, as determined in the sole discretion of the Committee or its delegate.

(D) “Misconduct” means (i) any activity that constitutes a material violation of a provision of the Company’s handbook or a breach of any conduct clause in an employment agreement between the

Company and Grantee; (ii) indictment for, or conviction of, a crime that constitutes a felony or for which imprisonment for more than one year is a possible penalty; or (iii) habitual or regular intoxication.

(g) Exercise of Options.  A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Company (i) in cash, (ii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 8).

(h) Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds One Hundred Thousand Dollars ($100,000), then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code) of the Company.

(i) Formula Grants.

(i) Non-Employee Directors shall be eligible to receive either Stock Awards or a Nonqualified Stock Options under the Plan. Each individual who agrees to become a Non-Employee Director shall receive, on June 30th of the first year of such service or as of the close of business thirty (30) days following his/her election, whichever shall first occur, and without the exercise of the discretion of any person, an Option relating to the purchase of 15,000 shares of Company Stock at an exercise price equal to the Fair Market Value on the date the Option is granted. Thereafter, on June 30th of each year, each individual who is a continuing Non-Employee Director shall receive, without the exercise of the discretion of any person, either an Option under the Plan relating to the purchase of 10,000 shares of Company Stock or a Stock Award under the Plan relating to a grant of 8,000 shares of Company Stock.

(ii) Each Option granted under this paragraph shall vest in full on the date of the grant and have a term not to exceed seven (7) years from the date of grant, or, if later, the date the Grantee becomes a Non-Employee Director. Notwithstanding the exercise period of any such Option, all such Options shall immediately become exercisable upon (A) the death of Non-Employee Director while serving as such, or (B) upon a Change of Control. Any Stock Award granted under this paragraph shall be governed by the terms and conditions of Section 6 below. The Board of Directors or Compensation Committee shall determine on or before May 30th of each year whether the continuing Non-Employee Directors shall receive the Stock Award or Option stated in this Section 5(i).

6.	Stock Awards

The Company may transfer shares of Company Stock or cash to an Employee, Non-Employee Director, or Key Advisor under a Stock Award. The following provisions are applicable to Stock Awards:

(a) General Requirements.  Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to a minimum of a one (1) year vesting period for performance awards and a minimum three (3) year vesting period for awards not subject to performance vesting. The Committee shall not be permitted to waive such vesting periods except in the case of death, disability, retirement or change in control. Notwithstanding the preceding sentence, the Committee may waive the vesting restrictions of any shares of Company Stock for reasons other than death, disability, retirement or change in control, provided that the aggregate number of shares of Company Stock that contain vesting restrictions that may be waived by the Committee for reasons other than death, disability, retirement or change in control together with the aggregate number of shares of Company Stock underlying Options that may be accelerated by the Committee for reasons other than death, disability, retirement or change in control, will not exceed ten (10%) percent of the shares of Company Stock authorized for issuance under the Plan. Restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as set forth in the Grant Instrument. The period of time during which the Stock Award will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares.  The Grant Instrument shall set forth the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service.  If the Grantee ceases to be employed by, or provide service to, the Employer (as defined in Section 5(f)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Company may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate.  During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of the Stock Award except to a successor under Section 9(a). Each certificate for Stock Awards shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Company may determine that it will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends.  During the Restriction Period, the Grantee shall not have the right to vote shares subject to Stock Awards or to receive any dividends or other distributions paid on such shares.

(f) Lapse of Restrictions.  All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions. The Company may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

(g) Designation as Qualified Performance-Based Compensation.  The Committee may determine that Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this paragraph (g) shall apply to Stock Awards that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

(i) Performance Goals.  When Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance goals must be met (the “Performance Period”), (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(ii) Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) ninety (90) days after the beginning of the Performance Period or (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(iii) Maximum Payment.  If Stock Awards, measured with respect to the Fair Market Value of Company Stock, are granted, not more than one hundred thousand (100,000) shares of Company Stock may be granted to an Employee under the Stock Award for any Performance Period.

(iv) Announcement of Grants.  The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards for the Performance Period shall be forfeited or shall not be made, as applicable.

(v) Death, Disability or Other Circumstances.  The Committee may provide that Stock Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

(h) Restricted Stock Units.  The Committee or its delegate may grant restricted stock units (“Restricted Units”) to an Employee or Key Advisor. Each Restricted Unit shall represent the right of the Grantee to receive an amount in cash or Common Stock (as determined by the Committee or its delegate) based on the value of the Restricted Unit, if performance goals established by the Committee are met or upon the lapse of a specified vesting period. A Restricted Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee or its delegate deems appropriate. The Committee or its delegate shall determine the number of Restricted Units to be granted and the requirements applicable to such Restricted Units.

7.	Stock Appreciation Rights

The Company may grant SARs to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to SARs.

(a) General Requirements.  The Company may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. Unless otherwise specified in the Grant Instrument, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b) Tandem SARs.  In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability.  A SAR shall be exercisable during the period specified in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified. The Company may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Grants to Non-Exempt Employees.  Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Value of SARs.  When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in Company Stock. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a). For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. Notwithstanding anything to the contrary, the Company may pay the appreciation of a SAR in the form of cash, shares of Company Stock, or a combination of the two, so long as the ability to pay such amount in cash does not result in the Grantee incurring taxable income related to the SAR prior to the Grantee’s exercise of the SAR.

(f) Number of SARs Authorized for Issuance.  For purposes of 3(a) of the Plan, stock appreciation rights to be settled in shares of Company Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the stock appreciation right.

8.	Withholding of Taxes

(a) Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares.  If the Company so permits, a Grantee may elect to satisfy the Employer’s income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Company.

9.	Transferability of Grants

(a) Nontransferability of Grants.  Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to SARs and Option grants other than Incentive Stock Options, pursuant to a domestic relations order or otherwise as permitted by the Company. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options.  Notwithstanding the foregoing, the Grant Instrument may provide that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10.	Change in Control of the Company

(a) “Change in Control” means the consummation of a transaction that is the subject of a determination (which may be made effective as of a particular date specified by the Board) by the Board, made by a majority vote that a change in control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the Persons who own an interest in the Company on the date hereof (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution) maintain more than a fifty percent (50%) interest in the resultant entity. Regardless of the vote of the Board or whether or not the Board votes, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following subsections shall have been satisfied:

(b) Any Person (other than the Person in control of the Company as of the date of this Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; or

(c) The shareholders of the Company approve:

(i) A plan of complete liquidation of the Company;

(ii) An agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(iii) A merger, consolidation or reorganization of the Company with or involving any other company, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

(d) However, in no event shall a Change in Control be deemed to have occurred, with respect to a Grantee, if the Employee is part of a purchasing group which consummates the Change in Control transaction. A Grantee shall be deemed “part of the purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors of the Board).

11.	Consequences of a Change in Control

(a) Notice and Acceleration.  Upon a Change in Control, unless the Company determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change in Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse.

(b) Assumption of Grants.  Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Stock Awards shall be converted to Stock Awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). However, the Board may require each Grantee to surrender his or her outstanding Options, SARs, or Stock Awards in exchange for a payment by the Company, in cash or Company Stock (as the Board may determine) in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock underlying the Option or SAR exceeds the Exercise Price of the Grantee’s unexercised Options or the base amount of the Grantee’s unexercised SARs or for the then Fair Market Value of shares of Company Stock underlying the Grantee’s Stock Awards.

12.	Requirements for Issuance or Transfer of Shares

(a) Limitations on Issuance or Transfer of Shares.  No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with. Any Grant made shall be conditioned on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b) Lock-Up Period.  If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the thirty (30) day period preceding and the one hundred eighty (180)-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

13.	Amendment and Termination of the Plan

(a) Amendment.  The Board or its delegate may amend or terminate the Plan at any time; provided, however, that neither the Board nor its delegate shall have the authority to amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements.

(b) Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of its effective date, unless the Plan is terminated earlier by the Company or is extended by the Company with the approval of the shareholders.

(c) Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Company acts under Section 19(b). The termination of the Plan shall not impair the power and authority of the Company with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document.  The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14.	Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15.	Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director, or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

16.	No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Company shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.	Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18.	Effective Date of the Plan

The Plan shall be effective on June 8, 2011.

19.	Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Company may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option or Stock Awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Company shall prescribe the provisions of the substitute grants.

(b) Compliance with Law.  The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Company may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Company may also adopt rules regarding the withholding of taxes on payments to Grantees. The Company may, in its sole discretion, agree to limit its authority under this Section.

(c) Employees Subject to Taxation Outside the United States.  With respect to Grantees who are subject to taxation in countries other than the United States, Grants may be made on such terms and conditions as the Company deems appropriate to comply with the laws of the applicable countries, and the Company may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(d) Governing Law.  The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws provisions thereof.

DUSA PHARMACEUTICALS, INC.
Proxy for 2011 Annual Meeting
This Proxy is Solicited on Behalf of
The Board of Directors
            The undersigned hereby appoints Robert F. Doman and Richard C. Christopher or either of them, each with power of substitution, proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Shareholders (including all adjournments thereof) of DUSA Pharmaceuticals, Inc. (the “Company”) to be held on Wednesday, June 8, 2011, at 11:00 a.m., at the Company’s offices located at 25 Upton Drive, Wilmington, Massachusetts 01887.
SHAREHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR CANADA.
            The Board of Directors recommends a vote FOR Items 1, 2, 3, and 4 and a vote for 1 YEAR for Item 5 listed below. Unless otherwise specified, the vote represented by this proxy will be cast FOR Items 1, 2, 3 and 4 and for 1 YEAR for Item 5.
1.	Election of Directors

Nominees:	☐ Alfred Altomari ☐ David M. Bartash ☐ Alexander W. Casdin ☐ Robert F. Doman ☐ Jay M. Haft ☐ Paul J. Hondros ☐ Magnus Moliteus ☐ David M. Wurzer
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
        INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

2.	Approval of amendments to the 2006 Equity Compensation Plan and to ratify the 2011 Equity Compensation Plan.
☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.
☐ FOR ☐ AGAINST ☐ ABSTAIN

4	Advisory vote regarding the compensation (“Say-on-Pay”) of our named executive officers.
☐ FOR ☐ AGAINST ☐ ABSTAIN

5	Advisory vote regarding the frequency of shareholder voting (“Say-When-on-Pay”) on the compensation of our named executive officers.
☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ABSTAIN

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
Electronic Distribution
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        To change the address on your account, please check the box and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
        Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by a duly authorized person.

Signature of Shareholder

Date

Signature of Shareholder

Date